Exhibit 3.1

EXECUTION VERSION

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

GENESIS ENERGY, LLC

a Delaware limited liability company

FEBRUARY 5, 2010

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
GENESIS ENERGY, LLC
a Delaware limited liability company

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND CONSTRUCTION		2
1.1	Definitions	2
1.2	Construction	2

ARTICLE 2 ORGANIZATION		2
2.1	Formation and Continuation of the Company	2
2.2	Name	2
2.3	Registered Office; Registered Agent; Principal Office; Other Offices	2
2.4	Purposes	3
2.5	Term	3
2.6	No State Law Partnership	3
2.7	Title to Company Assets	3

ARTICLE 3 MEMBERSHIP INTERESTS; UNITS; MEMBERS		3
3.1	Membership Interests	3
3.2	Issuance of Series A Units	4
3.3	Issuance of Series B Units	4
3.4	Members	4
3.5	No Other Persons Deemed Members	5
3.6	No Resignation	5
3.7	Admission of Additional Members and Substituted Members and Creation of Additional Units	5
3.8	No Liability of Members	6
3.9	Spouses of Members	7

ARTICLE 4 REPRESENTATIONS AND WARRANTIES		7
4.1	Representations and Warranties of Members	7

ARTICLE 5 CAPITAL CONTRIBUTIONS		9
5.1	Capital Contributions; Initial Contributions	9
5.2	Additional Contributions	9
5.3	Defaulting Members	9
5.4	Return of Contributions	10
5.5	Capital Account	10
5.6	Advances by Members	10

ARTICLE 6 DISTRIBUTIONS AND ALLOCATIONS		11
6.1	Distributions	11
6.2	Allocations of Profits and Losses	18

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6.3	Income Tax Allocations	21
6.4	Other Allocation Rules	22

ARTICLE 7 DISPOSITION OF UNITS; PREEMPTIVE RIGHTS; IPO CONVERSION		22
7.1	Restrictions On Dispositions	22
7.2	Restrictions on Series A Units and Series B Units	24
7.3	Permitted Dispositions	24
7.4	Right of First Refusal	25
7.5	Drag-Along Rights	27
7.6	Tag-Along Rights	30
7.7	Conversion of Series B Units	32
7.8	Conversion to IPO Corporation	32
7.9	Grant of Preemptive Rights	34
7.10	Preemptive Right Procedures	34
7.11	Specific Performance	35
7.12	Termination Following Qualified Public Offering	35

ARTICLE 8 MANAGEMENT		36
8.1	Management Under Direction of the Board	36
8.2	Board of Directors	37
8.3	Officers	41
8.4	Members	44
8.5	Decisions Requiring Board Approval	45
8.6	Acknowledgement Regarding Outside Businesses and Opportunities	47
8.7	No Fiduciary Duties	49
8.8	Amendment, Modification or Repeal	50

ARTICLE 9 PRE-EFFECTIVE TIME LIMITATION OF LIABILITY AND INDEMNIFICATION		50
9.1	Exculpation	50
9.2	Right to Indemnification	50
9.3	Limitations	51
9.4	Advance Payment	51
9.5	Pre-Effective Time Indemnification of Officers, Employees and Agents	52
9.6	Appearance as a Witness	52
9.7	Nonexclusivity of Rights	52
9.8	Insurance	52
9.9	Member Notification	52
9.10	Savings Clause	53

ARTICLE 10 POST-EFFECTIVE TIME LImitation OF LIABILITY AND INDEMNIFICATION		53
10.1	Limitation of Liability and Indemnification of the Covered Persons	53
10.2	Indemnification of the Management Covered Persons	56
10.3	Advance of Expenses	57
10.4	Procedure for Indemnification	57
10.5	Contract Right; Non-Exclusivity; Survival	57

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10.6	Insurance	58
10.7	Interpretation; Severability	58

ARTICLE 11 CERTAIN AGREEMENTS OF THE COMPANY AND MEMBERS		58
11.1	Financial Reports and Access to Information.	58
11.2	Annual Budget	59
11.3	Maintenance of Books	60
11.4	Accounts	60
11.5	Information	60

ARTICLE 12 TAXES		61
12.1	Tax Returns	61
12.2	Tax Partnership	61
12.3	Tax Elections	61
12.4	Tax Matters Member	62
12.5	Section 83(b) Election	63
12.6	Section 83 Safe Harbor Election	63

ARTICLE 13 DISSOLUTION, WINDING-UP AND TERMINATION		63
13.1	Dissolution	63
13.2	Winding-Up and Termination	64
13.3	Deficit Capital Accounts	65
13.4	Certificate of Cancellation	65

ARTICLE 14 GENERAL PROVISIONS		65
14.1	Offset	65
14.2	Notices	65
14.3	Entire Agreement; Supersedure	66
14.4	Effect of Waiver or Consent	66
14.5	Amendment or Restatement; Power of Attorney	66
14.6	Binding Effect	67
14.7	Governing Law; Severability; Limitation of Liability	68
14.8	Further Assurances	69
14.9	Counterparts	69
14.10	Fees and Expenses	69
14.11	Termination of Employment Arrangements	69

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EXHIBITS:
A	Defined Terms
B	Certificate of Formation
C	Spousal Agreement
D	Addendum Agreement
E	Sample Distribution Scenario

SCHEDULES:
I	Series A Unitholders
II	Series B Unitholders
III	Initial Directors

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AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
GENESIS ENERGY, LLC
a Delaware limited liability company

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF GENESIS ENERGY, LLC, a Delaware limited liability company, dated as of February 5, 2010 (the “Effective Date”), is adopted, executed and agreed to, for good and valuable consideration, by the Members (as defined below).

RECITALS

WHEREAS, Genesis Energy, LLC was formed as a Delaware limited liability company under the Act upon the conversion of Genesis Energy, Inc., a Delaware corporation, into a Delaware limited liability company (the “Conversion”), effective on December 29, 2008. In connection with the Conversion, the Company and Denbury Gathering & Marketing, Inc. (“DGM”) entered into that certain Limited Liability Company Agreement of the Company, effective as of December 29, 2008;

WHEREAS, on February ___, 2010, the Limited Liability Company Agreement of the Company was amended (as amended, the “Original LLC Agreement”);

WHEREAS, pursuant to that certain Purchase Agreement by and among Denbury Resources, Inc., DG&M, and Q Genesis Acquisition, LLC, a Delaware limited liability company (“QGA”), QGA, purchased all of the outstanding Class A Ownership Interests of the Company, QGA was admitted as a member of the Company and DG&M ceased to be a member of the Company (the “Acquisition”);

WHEREAS, in connection with the Acquisition, certain of the Class B Ownership Interests of the Company were redeemed by the Company for cash;

WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of the date hereof, between QGA and the Company, QGA was merged with and into the Company, with the separate existence of QGA ceasing, and the Company continued as the surviving entity under the laws of the State of Delaware (the “Surviving Entity”) (the “Merger”);

WHEREAS, pursuant to the Merger, (i) all Class A Units of QGA outstanding immediately prior to the Merger were converted into Series A Units of the Surviving Entity, (ii) all Class B Ownership Interests of the Company outstanding immediately prior to the Merger were converted into Series A Units of the Surviving Entity, (iii) all Class A Ownership Interests of the Company outstanding immediately prior to the Merger were cancelled for no consideration, and (iv) the members of QGA became members of the Company;

WHEREAS, the parties to this Agreement now wish to execute this Agreement, thereby amending and restating the Original LLC Agreement in its entirety.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

NOW, THEREFORE, for good and valuable consideration, the parties to this Agreement hereby amend and restate the Original LLC Agreement as follows:

ARTICLE 1
DEFINITIONS AND CONSTRUCTION

1.1           Definitions.  Capitalized terms used in this Agreement (including the Exhibits and Schedules hereto) but not defined in the body hereof are defined in Exhibit A.

1.2           Construction.  Unless the context requires otherwise:  (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (b) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation;” (c) references to Articles and Sections refer to Articles and Sections of this Agreement; (d) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules attached hereto, and not to any particular subdivision unless expressly so limited; and (e) references to Exhibits and Schedules are to the items identified separately in writing by the parties hereto as the described Exhibits or Schedules attached to this Agreement, each of which is hereby incorporated herein and made a part hereof for all purposes as if set forth in full herein.

ARTICLE 2
ORGANIZATION

2.1           Formation and Continuation of the Company.  The Company is a limited liability company organized under the Act.  The Company became a limited liability company upon the Conversion which was effective on December 29, 2008.  Effective upon the execution of this Agreement, the Original LLC Agreement shall be amended and restated by this Agreement, and the rights, duties and liabilities of the Members shall be provided in this Agreement.  The Members hereby agree to continue the Company as a limited liability company under this Agreement and pursuant to the Act without dissolution.

2.2           Name.  The name of the Company is “GENESIS ENERGY, LLC” and all Company business must be conducted in that name or such other name or names that comply with Law and as the Board may select.

2.3           Registered Office; Registered Agent; Principal Office; Other Offices.  The Company’s registered agent is Corporation Trust Company, or such other Person or Persons as the Board may designate in the manner provided by Law.  The office of the registered agent is at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19501, or such other office (which need not be a place of business of the Company) as the Board may designate in the manner provided by Law.  The principal office of the Company shall be 919 Milam, Suite 2100, Houston, Texas or at such other place or places as the Board may designate.  The Company may have such other offices as the Board may designate.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

2.4           Purposes.  The Company’s purposes are (i) if the Company holds any of the Common Units of Genesis to act as a limited partner of Genesis, (ii) for so long as it is the general partner of Genesis, to act as a general partner or managing member, as the case may be, of Genesis and, if applicable, Genesis Crude Oil, L.P., and any other partnership or limited liability company of which Genesis or Genesis Crude Oil, L.P. is, directly or indirectly, a partner or member, and (iii) to undertake activities that are ancillary to the above (including being a limited partner or member in Genesis or any such other partnership or limited liability company), and in connection therewith to engage in any lawful act, activity and/or business for which limited liability companies may be organized under the Act.

2.5           Term.  The Company was formed as a result of the Conversion.  Pursuant to the Act, the Company commenced its existence on September 4, 1996, which is the date that Genesis Energy, LLC, the Company’s original predecessor entity, commenced its existence.  The Company shall have perpetual existence, unless and until it is dissolved and terminated in accordance with Article 13.

2.6           No State Law Partnership.  The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.

2.7           Title to Company Assets.  Title to the Company’s assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity.  Title to any or all of the Company assets may be held in the name of the Company or one or more of its Affiliates or one or more nominees, as the Board may determine.  All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE 3
MEMBERSHIP INTERESTS; UNITS; MEMBERS

3.1           Membership Interests.

(a)            The Membership Interests shall initially be divided into two series of units referred to as “Series A Units” and “Series B Units.”  The Company is authorized to issue up to an unlimited number of  Series A Units and 1,000 Series B Units.

(b)            The Company may issue, from time to time, an aggregate of up to an unlimited number of Series A Units.

(c)            The Company may issue an aggregate of up to 1,000 Series B Units pursuant to Restricted Unit Agreements.  The Series B Units may be vested (the “Vested Series B Units”) or unvested (the “Unvested Series B Units”).  Unvested Series B Units shall vest or remain unvested in the manner and subject to the conditions set forth in the applicable Restricted Unit Agreement.  The Company shall not issue Series B Units to any Person who has not executed and delivered to the Company the applicable Restricted Unit Agreement; the terms and conditions of each Restricted Unit Agreement may be determined by the Board in its sole discretion and upon an individual basis.  The Company may also, in its sole discretion, require any Person to execute and deliver a non-competition and confidentiality agreement or an employment agreement, each substantially in the form approved by the Board.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(d)            The Series B Units and each series thereof are intended to constitute solely a “profits interest”  (as such term is defined in Revenue Procedure 93-27, 1993-2 C.B. 343, and clarified by Revenue Procedure 2001-43, 2001-2 C.B. 191) in the Company, and the Company and the holders of Series B Units shall file all federal income tax returns consistent with such characterization.

(e)            Of the aggregate authorized number of Series B Units, 767 Series B Units are hereby designated as “Series B-1 Units.”  The Company may from time to time designate and issue additional series of Series B Units (up to the number of authorized Series B Units), each of which shall be designated by a sequential number (Series B-2, Series B-3, etc.).  The Board shall designate a “Threshold Value” applicable to each such additional series of Series B Units to the extent necessary to cause such Series B Units to constitute “profits interests” as provided in Section 3.1(d) above, but not less than zero.  The Series B-1 Units have a Threshold Value of zero.  The “Threshold Value” for each additional series of Series B Units shall equal the amount that would, in the reasonable determination of the Board, be distributed with respect to each outstanding series of Series B Units if, immediately prior to the issuance of such additional series, the assets of the Company were sold for their Fair Market Value and the proceeds (net of any liabilities of the Company) were distributed pursuant to Section 6.1(c).  Authorized but unissued Series B Units are referred to as “Unallotted Series B Units.”

(f)             Units shall constitute “securities” governed by Article 8 of the applicable version of the Uniform Commercial Code, as amended from time to time after the date hereof.

(g)            Units that have been redeemed by or forfeited to the Company may be reissued subject to the requisite approvals and other terms and conditions of this Agreement.

3.2           Issuance of Series A Units.  Upon the effectiveness of the Merger, (i) each Class A Unit of QGA was converted into one Series A Unit, and (ii) each Class B Ownership Interest in the Company was converted into Series A Units on the basis of one Series A Unit for each dollar of Redemption Amount associated with such Class B Ownership Interest, and upon such conversion each of the Members listed on Schedule I was issued the number of Series A Units opposite such Member’s name on Schedule I.

3.3           Issuance of Series B Units.  On the date hereof, in each case in accordance with a Restricted Unit Agreement, the Company is issuing to each Person listed on Schedule II the number of Series B-1 Units set forth opposite such Person’s name on Schedule II.

3.4           Members.  Each of the Persons listed on Schedule I or II is hereby admitted to the Company as a Member (each, an “Initial Member”).  The Officers shall amend and revise Schedule I or II from time to time to properly reflect any changes to the information set forth therein, including to reflect the admission or withdrawal of Members.  Any amendment or revision to Schedule I or II or to the Company’s records to reflect information regarding Members shall not be deemed to be an amendment to this Agreement.  The rights and obligations of the Members shall be as provided in the Act, except as may be expressly provided in this Agreement.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

3.5           No Other Persons Deemed Members.  Unless admitted to the Company as a Member as provided in this Agreement, no Person shall be, or shall be considered, a Member.  The Company may elect to deal only with Persons so admitted as Members (including their duly authorized representatives).  Any distribution by the Company to the Person shown on the Company’s records as a Member or to its legal representatives shall relieve the Company of all liability to any other Person who may have an interest in such distribution by reason of any Disposition by the Member or for any other reason.

3.6           No Resignation.  A Member may not take any action to Resign as a Member voluntarily, and a Member may not be removed involuntarily, prior to the dissolution and winding up of the Company, other than as a result of a permitted Disposition of all of such Member’s Units in accordance with Article 7 and each of the transferees of such Units being admitted as a Substituted Member.  If a Member Resigns in violation of this Agreement, (a) such Members shall be liable to the Company and its Affiliates for all monetary damages suffered by them as a result of such Resignation and (b) such Member shall not have any rights under Section 18-604 of the Act.

3.7           Admission of Additional Members and Substituted Members and Creation of Additional Unit.

(a)            Authority.  Subject to the limitations set forth in this Article 3 and in Article 7 and subject to Section 8.5, the Company may admit Additional Members and Substituted Members to the Company, issue additional Units or create and issue such additional classes or series of Units or Membership Interests (or securities convertible into or exercisable or exchangeable for a Unit or other Membership Interest), having such designations, preferences and relative, participating or other special rights, powers and duties as the Board shall determine, including:  (i) the right of any such class or series of Units or Membership Interests to share in the Company’s distributions; (ii) the allocation to any such class or series of Units or Membership Interests of Profits (and all items included in the computation thereof) or Losses (and all items included in the computation thereof); (iii) the rights of any such class or series of Units or Membership Interests upon dissolution or liquidation of the Company; and (iv) the right of any such class or series of Units or Membership Interests to vote on matters relating to the Company and this Agreement.  Upon the issuance pursuant to and in accordance with this Article 3 of any class or series of Units or Membership Interests, the Board may, subject to Section 14.5, amend any provision of this Agreement, and authorize any Person to execute, acknowledge, deliver, file and record, if required, such documents, to the extent necessary or desirable to reflect the admission of any additional Member to the Company or the authorization and issuance of such class or series of Units or Membership Interests (or securities convertible into or exercisable or exchangeable for a Unit or other Membership Interest), and the related rights and preferences thereof.

(b)            Conditions.  No Additional Member or Substituted Member shall be admitted to the Company unless and until the applicable conditions of this Section 3.7, Article 7 and Section 8.5 are satisfied.  Without limiting the generality of the foregoing, no Disposition or issuance of Units otherwise permitted or required by this Agreement shall be effective, no Member shall have the right to substitute a transferee as a Member in its place with respect to any Units acquired by such transferee in any Disposition and no purchaser of newly issued Units from the Company shall be deemed to be a Member, in each case unless and until (i) any such transferee or purchaser who is not already a party to this Agreement (and such transferee’s or such purchaser’s spouse, if applicable) shall execute and deliver to the Company an Addendum Agreement in the form attached as Exhibit D (an “Addendum Agreement”) and such other documents or instruments as may be required in the Company’s reasonable judgment to effect the admission, and (ii) the admission of such Person has been approved by the Board; provided, however, that the Board shall be deemed to have approved the admission of any Permitted Transferee as, and the Permitted Transferee shall automatically become, a Substituted Member if the Permitted Transferee has entered into an Addendum Agreement and acquired its Units or Membership Interests in compliance with the provisions of Article 7.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(c)            Rights and Obligations of Additional Members and Substituted Members.  A transferee of Units or Membership Interests who has been admitted as a Substituted Member or a purchaser of newly issued Units or Membership Interests from the Company who has been admitted as an Additional Member in accordance with this Section 3.7 shall have all the rights and powers and be subject to all the restrictions and liabilities under this Agreement relating to a Member holding Units of the same class or series.  Unless admitted as a Substituted Member or an Additional Member, no such transferee (whether by a voluntary transfer, by operation of law or otherwise) or purchaser shall have the rights of a Member under this Agreement.

(d)            Date of Admission as Additional or Substituted Member.  Admission of an Additional Member or Substituted Member shall become effective on the date such Person’s name is recorded on the books and records of the Company.  Upon the admission of an Additional Member or Substituted Member, (i) the Company shall amend Schedule I or Schedule II, as applicable, to reflect the name and address of, and number and class or series of Units held by, such Additional Member or Substituted Member and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Member (such revisions to be presented to the Board no later than at the next regular meeting of the Board) and (ii) to the extent of the Disposition to such Substituted Member, the Disposing Member shall be relieved of its obligations under this Agreement.  Any Member who shall Dispose of all of such Member’s Units or Membership Interests in one or more Dispositions permitted pursuant to this Section 3.7 and Article 7 (where each transferee was admitted as a Substituted Member) shall cease to be a Member as of the last date on which all transferees are admitted as Substituted Members, provided, that, notwithstanding anything to the contrary herein, such Member shall not be relieved of any liabilities incurred by such Member pursuant to the terms and conditions of this Agreement prior to the time such Member Disposes of any Units or Membership Interests or ceases to be a Member hereunder.

3.8           No Liability of Members.  Except as otherwise provided under the Act, the debts, liabilities, contracts and other obligations of the Company (whether arising in contract, tort or otherwise) shall be solely the debts, liabilities, contracts and other obligations of the Company, and no Member shall be liable personally (a) for any debts, liabilities, contracts or any other obligations of the Company, except to the extent and under the circumstances set forth in the Act, or (b) for any debts, liabilities, contracts or other obligations of any other Member.  Except as otherwise provided in the Act, this Agreement or in any separate written instrument signed by the applicable Member, no Member shall be obligated personally for any debt, obligation or liability of the Company or of any other Member solely by reason of being a Member.  No Member shall have any responsibility to restore any negative balance in its Capital Account or to contribute to or in respect of the liabilities or obligations of the Company or to return distributions made by the Company, expect as expressly provided herein or required by the Act.  The agreement set forth in the immediately preceding sentence shall be deemed to be a compromise with the consent of all of the Members for purposes of Section   18-502(b) of the Act.  However, if any court of competent jurisdiction orders, holds or determines that, notwithstanding the provisions of this Agreement, any Member is obligated to restore any such negative balance, make any such contribution or make any such return, such obligation shall be the obligation of such Member and not of any other Person.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

3.9           Spouses of Members.  Spouses of the Members who are natural persons do not become Members as a result of such marital relationship.  Each spouse of a Member (including the Initial Members) shall be required to execute a Spousal Agreement in the form of Exhibit C to evidence his or her agreement and consent to be bound by the terms and conditions of this Agreement as to his or her interest, whether as community property or otherwise, if any, in the Units owned by such Member.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1           Representations and Warranties of Members.  Each Member severally, but not jointly, represents and warrants as of the Effective Date to the Company and the other Members that:

(a)            Authority.  Each such Member that is a corporation or a limited liability company or a partnership is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and the execution, delivery and performance by such Member of this Agreement have been duly authorized by all necessary corporate, limited liability company or partnership action, as applicable.  Each such Member that is an individual is an individual with full legal capacity under the laws of his jurisdiction of domicile and has the capacity to execute, deliver, and perform this Agreement, and this Agreement has been duly executed and delivered by such Member.

(b)            Binding Obligations.  This Agreement and the other Transaction Documents to which such Member is a party have been duly and validly executed and delivered by such Member and constitute the binding obligations of such Member, enforceable against such Member in accordance with their respective terms, subject to Creditors’ Rights.

(c)            No Conflict.  The execution, delivery and performance by such Member of this Agreement and the other Transaction Documents to which it is a party will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which such Member is subject, (ii) violate any order, judgment or decree applicable to such Member, or (iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, certificate of formation or limited liability company agreement, as applicable, or, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Member’s ability to satisfy its obligations hereunder, any agreement or other instrument to which such Member is a party.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(d)            Purchase Entirely For Own Account.  The Units to be acquired by such Member will be acquired for investment for such Member’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; such Member has no present intention of selling, granting any participation in, or otherwise distributing the same; and such Member does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Units.

(e)            No Registration.  Such Member understands that the Units, at the time of issuance, will not be registered under the Securities Act on the ground that the issuance of Units hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Rule 506 promulgated thereunder.

(f)            Investment Experience.  Such Member confirms that it or he has such knowledge and experience in financial and business matters that such Member is capable of evaluating the merits and risks of an investment in Units and of making an informed investment decision and understands that (i) this investment is suitable only for an investor which is able to bear the economic consequences of losing its entire investment, (ii) the acquisition of Units hereunder is a speculative investment which involves a high degree of risk of loss of the entire investment, and (iii) there are substantial restrictions on the transferability of, and there will be no public market for, the Units, and accordingly, it may not be possible for such Member to liquidate such Member’s investment in case of emergency.

(g)            Accredited Investor.  Such Member is an Accredited Investor.

(h)            Restricted Securities.  Such Member understands that the Units may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of either an effective registration statement covering such Units or an available exemption from registration under the Securities Act, the Units must be held indefinitely.  In particular, such Member is aware that the Units may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.  Among the conditions for use of Rule 144 may be availability of current information to the public about the Company.  Such information is not now available and the Company has no present plans to make such information available.

(i)             Non-Reliance.  No promise, agreement, statement or representation that is not expressly set forth in this Agreement or in any other agreement by and among any of the Company, the Members or their respective Affiliates has been made to such Member by any other Member or any other Member’s Affiliates, counsel, agent, or any other interested Person with respect to the terms set forth in this Agreement, and such Member is not relying upon any such promise, agreement, statement, or representation of any other Member or any other Member’s Affiliates, counsel, agent, or any other interested Person.  Such Member is relying upon its own judgment and due diligence and has been represented by legal counsel in this matter.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

ARTICLE 5
CAPITAL CONTRIBUTIONS

5.1           Capital Contributions; Initial Contributions.  The Initial Members (or their respective transferor) have heretofore made contributions or are deemed to have made contributions to the capital of QGC as set forth on Schedule I and upon the effectiveness of the Merger shall be treated as having contributed such amounts to the Company.  All Capital Contributions shall be made in cash except as otherwise approved by the Board.  No Member shall be obligated to make any Capital Contributions except as provided in this Article 5.

5.2           Additional Contributions.  Subject to the terms and conditions hereof, each Series A Member agrees to make, upon the issuance of a capital call from time to time by the Board (a “Capital Call”), additional cash Capital Contributions to the Company for the purposes of the Company (i) making additional capital contributions to Genesis pursuant to Section 5.2 or Article XII of the Genesis Agreement or (ii) maintaining its Percentage Interest (as defined in the Genesis Agreement) in Genesis of the General Partner.  Each Capital Call shall be apportioned ratably among the Series A Members based on the number of Series A Units held by each Series A Member.  Each Capital Call shall be made pursuant to a call notice executed by the President and/or Chief Executive Officer and so long as such Officer has been appointed, either the Chief Financial Officer or another Officer authorized by the Board to execute a call notice (each, a “Call Notice”) and approved by the Board.  Each Call Notice shall specify (i) in reasonable detail the purpose of such Capital Call, and (ii) the amount of the Capital Contribution to be made by each Series A Member pursuant to such Capital Call (which amount shall equal such Series A Member’s pro rata portion of the Capital Call based on the number of Series A Units held by such Series A Member); provided, that the Series A Members shall be entitled to allocate among each other the Capital Contributions required by each Capital Call, and shall provide notice to the Company of any such Capital Contribution that the Series A Members intend to so reallocate, which notice shall be irrevocable and shall be deemed to amend such Call Notice for all purposes hereunder to require Capital Contributions by the Series A Members of such reallocated amounts).  Subject to Section 8.5, the Board shall have the authority to withdraw any Call Notice at any time prior to the time that funding is required thereunder.  Each Series A Member shall make the Capital Contribution required by it pursuant to a Call Notice (subject to reallocation of such Capital Contribution by the Series A Members as contemplated by this Section 5.2) within ten (10) days after delivered of the Call Notice.

5.3           Defaulting Members.  Notwithstanding any other provision of this Agreement, if any Series A Member fails to make a Capital Contribution as prescribed in Section 5.2 and does not cure such failure within three (3) business days after written notice from the Company of such failure (a “Defaulting Member”), one or more of the following actions will be taken at the direction of the Board: (1) offer the non-Defaulting Members the right to purchase the Defaulting Member’s Series A Units at the lesser of (A) fifty percent (50%) of the Defaulting Member’s cost basis in such Series A Units and (B) fifty percent (50%) of the fair market value of such Units; (2) specially allocate future distributions due the Defaulting Member to the non-Defaulting Members until an amount has been distributed that is equal to four hundred percent (400%) of the amount of the defaulted Capital Contribution; (3) pursue any remedy that may exist under applicable Law; and (4) take any other action agreed to by the Board.  Any amounts that would be distributed to the Defaulting Member but for this Section 5.3 shall be distributed to the non-Defaulting Members.  Whenever the vote, consent or decision of the Members is required or permitted pursuant to this Agreement, no Defaulting Member shall be entitled to participate in such vote, to offer or withhold its consent, or to make such decision, and such vote, consent or decision shall be made as if such Defaulting Member were not a Member.  Any such vote, consent or decision shall be binding on such Defaulting Member.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

5.4           Return of Contributions.  A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions.  An unrepaid Capital Contribution is not a liability of the Company or of any Member.  A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

5.5           Capital Account.  A Capital Account shall be established and maintained for each Member in accordance with the provisions of Treasury Regulation Section 1.704-1(b).  Each Member’s Capital Account (a) shall be increased by (i) the amount of money contributed by such Member to the Company, (ii) the Book Value of property contributed (or deemed to have been contributed) by such Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under Code Section 752) and (iii) allocations to such Member of Profits and any other items of income or gain allocated to such Member, and (b) shall be decreased by (i) the amount of money distributed to such Member by the Company, (ii) the Book Value of property distributed to such Member by the Company (net of liabilities secured by the distributed property that such Member is considered to assume or take subject to under Code Section 752), and (iii) allocations to such Member of Losses and any other items of loss or deduction allocated to such Member.  The Capital Accounts shall also be increased or decreased to reflect a revaluation of Company property pursuant to paragraph (b) of the definition of Book Value.  On the transfer of all or part of a Member’s Units, the Capital Account of the transferor that is attributable to the transferred Units shall carry over to the transferee Member in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l).  A Member that has more than one class of Units shall have a single Capital Account that reflects all such Units; provided, however, that the Capital Accounts shall be maintained in such manner as will facilitate a determination of the portion of each Capital Account attributable to each series of Units.  The Capital Account balances of each Member as of the Effective Date are agreed to be the amounts equal to each Member’s respective initial Capital Contributions as reflected on Schedule I.

5.6           Advances by Members.  If the Company does not have sufficient cash to pay its obligations, then with the approval of the Board, any or all of the Members may (but will have no obligation to) advance all or part of the needed funds to or on behalf of the Company, which advances (a) will constitute a loan from such Member to the Company, (b) will bear commercially reasonable interest and be subject to such other commercially reasonable terms and conditions as agreed between such Member and the Company and (c) will not be deemed to be a Capital Contribution by such Member to the Company.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

ARTICLE 6
DISTRIBUTIONS AND ALLOCATIONS

6.1           Distributions.

(a)            Each distribution made by the Company, regardless of the source or character of the assets to be distributed, shall be made in accordance with this Article 6 and applicable Law.

(b)            Prior to making distributions pursuant to Section 6.1(c), on each Tax Distribution Date, the Company shall, subject to the availability of funds, distribute to each Member in cash an amount equal to such Member’s Assumed Tax Liability, if any.  “Tax Distribution Date” means any date that is five business days prior to the date on which estimated U.S. federal income tax payments are required to be made by calendar year individual taxpayers and each due date for the U.S. federal income tax return of an individual calendar year taxpayer (without regard to extensions).  “Assumed Tax Liability” of any Member means an amount equal to (a) the cumulative amount of federal income taxes (including any applicable estimated taxes) that would be due from such Member from the Effective Date to the Tax Distribution Date, assuming such Member to be an individual subject to tax at the highest marginal tax rate for an individual (the “Tax Rate”) and such Member earned solely the items of income, gain, deduction, loss, and/or credit allocated to such Member pursuant to Section 6.3 and after taking proper account of loss carryforwards available to individual taxpayers resulting from losses allocated to the Members by the Company, reduced by (b) all previous distributions made pursuant to Section 6.1.  Notwithstanding the foregoing, in the event distributions are retained pursuant to Section 6.1(d), the holders of Series A Units shall be distributed, pro rata based on  their ownership of Series A Units, as a tax distribution on any Tax Distribution Date, an amount equal to the product of (i) the amount retained pursuant to Section 6.1(d) during the period covered by the Tax Distribution Date and (ii) the Tax Rate.  Distributions made pursuant to this Section 6.1(b) shall reduce distributions required to be made pursuant to Section 6.1(c).  If on a Tax Distribution Date there are not sufficient funds on hand to distribute to each Member the full amount of such Member’s Assumed Tax Liability, distributions pursuant to this Section 6.1(b) shall be made to the Members to the extent of the available funds in proportion to each Member’s Assumed Tax Liability, and the Company shall make future distributions as soon as funds become available to pay the remaining portion of such Member’s Assumed Tax Liability.  Notwithstanding the foregoing and for the avoidance of doubt, the Members agree that the Company shall not be required to make distributions to a Member pursuant to this Section 6.1(b) to the extent that such Member realizes income in connection with the issuance of Series B Units to such Member, the allocation of income to a holder of Series B Units pursuant to Section 6.2(b)(i) unless the distribution is withheld pursuant to Section 6.1(i), the forfeiture of Series B Units by such Member in accordance with the applicable Restricted Unit Agreement or the repurchase of Series B Units from such Member in accordance with the applicable Restricted Unit Agreement.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(c)            An amount equal to 100% of Available Cash with respect to each fiscal quarter of the Company shall be distributed simultaneously to the Members in accordance with this Section 6.1(c) within sixty (60) days after the end of each such quarter.  Each distribution made by the Company to the Members, regardless of the source or character of the assets to be distributed, shall be made in the following order of priority:

(i)             First, subject to Section 6.1(d), to the holders of the Series A Units (and among such holders pro rata based on their ownership of Series A Units) until the holders of Series A Units have received cumulative distributions pursuant to this Section 6.1(c)(i) for the current and all prior periods equal to the product of (A) 3.0 multiplied by (B) the Aggregate Series A Capital Contributions (the “First Threshold”); provided, however, that if and when the holders of Series A Units were to receive cumulative distributions pursuant to this Section 6.1(c)(i) equal to the First Threshold, an amount equal to the product of (A) 0.05 multiplied by (B) the difference between (x) the First Threshold less (y) the Aggregate Series A Capital Contributions, shall be distributed to the holders of Series B Units (and among such holders pro rata based on their ownership of Series B Units) in lieu of distributing such amount to the holders Series A Units pursuant to this Section 6.2(c)(i);

(ii)            Next, subject to Section 6.1(d), 100% to the holders of the Series A Units (and among such holders pro rata based on their ownership of Series A Units) until the holders of Series A Units have received cumulative distributions pursuant to this Section 6.1(c) (assuming, for this purpose, that the sum of all distributions received by the holders of Series B Units pursuant to Section 6.2(c)(i) was distributed to the holders of the Series A Units) for the current and all prior periods equal to the product of (A) 3.25 multiplied by (B) the Aggregate Series A Capital Contributions (the “Second Threshold”); provided, however, that if and when the holders of Series A Units were to receive cumulative distributions pursuant to this Section 6.1(c) equal to the Second Threshold, an amount equal to the difference between (A) the product of (x) 0.0583 multiplied by (y) the difference between (i) the Second Threshold less (ii) the Aggregate Series A Capital Contributions, less (B) the sum of all distributions pursuant to this Section 6.1(c) received by the holders of Series B Units for the current and prior periods, shall be distributed to the holders of Series B Units (and among such holders pro rata based on their ownership of Series B Units) in lieu of distributing such amount to the holders of the Series A Units pursuant to this Section 6.2(c)(ii);

(iii)           Next, subject to Section 6.1(d), 100% to the holders of the Series A Units (and among such holders pro rata based on their ownership of Series A Units) until the holders of Series A Units have received cumulative distributions pursuant to this Section 6.1(c) (assuming, for this purpose, that the sum of all distributions received by the holders of Series B Units pursuant to Sections 6.2(c)(i) and 6.2(c)(ii) was distributed to the holders of the Series A Units) for the current and all prior periods equal to the product of (A) 3.50 multiplied by (B) the Aggregate Series A Capital Contributions (the “Third Threshold”); provided, however, that if and when the holders of Series A Units were to receive cumulative distributions pursuant to this Section 6.1(c) equal to the Third Threshold, an amount equal to the difference between (A) the product of (x) 0.0667 multiplied by (y) the difference between (i) the Third Threshold less (ii) the Aggregate Series A Capital Contributions, less (B) the sum of all distributions pursuant to this Section 6.1(c) received by the holders of Series B Units for the current and prior periods, shall be distributed to the holders of Series B Units (and among such holders pro rata based on their ownership of Series B Units) in lieu of distributing such amount to the holders of the Series A Units pursuant to this Section 6.2(c)(iii);

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(iv)           Next, subject to Section 6.1(d), 100% to the holders of the Series A Units (and among such holders pro rata based on their ownership of Series A Units) until the holders of Series A Units have received cumulative distributions pursuant to this Section 6.1(c) (assuming, for this purpose, that the sum of all distributions received by the holders of Series B Units pursuant to Sections 6.2(c)(i)-(iii) was distributed to the holders of the Series A Units) for the current and all prior periods equal to the product of (A) 3.75 multiplied by (B) the Aggregate Series A Capital Contributions (the “Fourth Threshold”); provided, however, that if and when the holders of Series A Units were to receive cumulative distributions pursuant to this Section 6.1(c) equal to the Fourth Threshold, an amount equal to the difference between (A) the product of (x) 0.0750 multiplied by (y) the difference between (i) the Fourth Threshold less (ii) Aggregate Series A Capital Contributions, less (B) the sum of all distribution pursuant to this Section 6.1(c) received by the holders of Series B Units for the current and prior periods, shall be distributed to the holders of Series B Units (and among such holders pro rata based on their ownership of Series B Units) in lieu of distributing such amount to the holders of the Series A Units pursuant to this Section 6.2(c)(iv);

(v)            Next, subject to Section 6.1(d), 100% to the holders of the Series A Units (and among such holders pro rata based on their ownership of Series A Units) until the holders of Series A Units have received cumulative distributions pursuant to this Section 6.1(c) (assuming, for this purpose, that the sum of all distributions received by the holders of Series B Units pursuant to Sections 6.2(c)(i)-(iv) was distributed to the holders of the Series A Units) for the current and all prior periods per Series A Unit outstanding equal to the product of (A) 4.0 multiplied by (B) the Aggregate Series A Capital Contributions (the “Fifth Threshold”); provided, however, that if and when the holders of Series A Units were to receive cumulative distributions pursuant to this Section 6.1(c) equal to the Fifth Threshold, an amount equal to the difference between (A) the product of (x) 0.0833 multiplied by (y) the difference between (i) the Fifth Threshold less (ii) the Aggregate Series A Capital Contributions, less (B) the sum of all distribution pursuant to this Section 6.1(c) received by the holders of Series B Units for the current and prior periods, shall be distributed to the holders of Series B Units (and among such holders pro rata based on their ownership of Series B Units) in lieu of distributing such amount to the holders of the Series A Units pursuant to this Section 6.2(c)(v);

(vi)           Next, subject to Section 6.1(d), 100% to the holders of the Series A Units (and among such holders pro rata based on their ownership of Series A Units) until the holders of Series A Units have received cumulative distributions pursuant to this Section 6.1(c) (assuming, for this purpose, that the sum of all distributions received by the holders of Series B Units pursuant to Sections 6.2(c)(i)-(v) was distributed to the holders of the Series A Units) for the current and all prior periods per Series A Unit outstanding equal to the product of (A) 4.25 multiplied by (B) the Aggregate Series A Capital Contributions (the “Sixth Threshold”); provided, however, that if and when the holders of Series A Units were to receive cumulative distributions pursuant to this Section 6.1(c) equal to the Sixth Threshold, an amount equal to the difference between (A) the product of (x) 0.0917 multiplied by (y) the difference between (i) the Sixth Threshold less (ii) the Aggregate Series A Capital Contributions, less (B) the sum of all distribution pursuant to this Section 6.1(c) received by the holders of Series B Units for the current and prior periods, shall be distributed to the holders of Series B Units (and among such holders pro rata based on their ownership of Series B Units) in lieu of distributing such amount to the holders of the Series A Units pursuant to this Section 6.2(c)(vi);

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(vii)          Next, subject to Section 6.1(d), 100% to the holders of the Series A Units (and among such holders pro rata based on their ownership of Series A Units) until the holders of Series A Units have received cumulative distributions pursuant to this Section 6.1(c) (assuming, for this purpose, that the sum of all distributions received by the holders of Series B Units pursuant to Sections 6.2(c)(i)-(vi) was distributed to the holders of the Series A Units) for the current and all prior periods equal to the product of (A) 4.50 multiplied by (B) the Aggregate Series A Capital Contributions (the “Seventh Threshold”; provided, however, that if and when the holders of Series A Units were to receive cumulative distributions pursuant to this Section 6.1(c) equal to the Seventh Threshold, an amount equal to the difference between (A) the product of  (x) 0.10 multiplied by (y) the difference between (i) the Seventh Threshold less (ii) the Aggregate Series A Capital Contributions, less (B) the sum of all distribution pursuant to this Section 6.1(c) received by the holders of Series B Units for the current and prior periods, shall be distributed to the holders of Series B Units (and among such holders pro rata based on their ownership of Series B Units) in lieu of distributing such amount to the holders of the Series A Units pursuant to this Section 6.2(c)(vii);

(viii)         Next, subject to Section 6.1(d), 100% to the holders of the Series A Units (and among such holders pro rata based on their ownership of Series A Units) until the holders of Series A Units have received cumulative distributions pursuant to this Section 6.1(c) (assuming, for this purpose, that the sum of all distributions received by the holders of Series B Units pursuant to Sections 6.2(c)(i)-(vii) was distributed to the holders of the Series A Units) for the current and all prior periods equal to the product of (A) 4.75 multiplied by (B) the Aggregate Series A Capital Contributions (the “Eighth Threshold”); provided, however, that if and when the holders of Series A Units were to receive cumulative distributions pursuant to this Section 6.1(c) equal to the Eighth Threshold, an amount equal to the difference between (A) the product of (x) 0.1083 multiplied by (y) the difference between (i) the Eighth Threshold less (ii) the Aggregate Series A Capital Contributions, less (B) the sum of all distribution pursuant to this Section 6.1(c) received by the holders of Series B Units for the current and prior periods, shall be distributed to the holders of Series B Units (and among such holders pro rata based on their ownership of Series B Units) in lieu of distributing such amount to the holders of the Series A Units pursuant to this Section 6.2(c)(viii);

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(ix)            Next, subject to Section 6.1(d), 100% to the holders of the Series A Units (and among such holders pro rata based on their ownership of Series A Units) until the holders of Series A Units have received cumulative distributions pursuant to this Section 6.1(c) (assuming, for this purpose, that the sum of all distributions received by the holders of Series B Units pursuant to Sections 6.2(c)(i)-(viii) was distributed to the holders of the Series A Units) for the current and all prior periods equal to the product of (A) 5.0 multiplied by (B) the Aggregate Series A Capital Contributions (the “Ninth Threshold”); provided, however, that if and when the holders of Series A Units were to receive cumulative distributions pursuant to this Section 6.1(c) equal to the Ninth Threshold, an amount equal to the difference between (A) the product of (x) 0.1167 multiplied by (y) the difference between (i) the Ninth Threshold less (ii) the Aggregate Series A Capital Contributions, less (B) the sum of all distribution pursuant to this Section 6.1(c) received by the holders of Series B Units for the current and prior periods, shall be distributed to the holders of Series B Units (and among such holders pro rata based on their ownership of Series B Units) in lieu of distributing such amount to the holders of the Series A Units pursuant to this Section 6.2(c)(ix);

(x)             Next, subject to Section 6.1(d), 100% to the holders of the Series A Units (and among such holders pro rata based on their ownership of Series A Units) until the holders of Series A Units have received cumulative distributions pursuant to this Section 6.1(c) (assuming, for this purpose, that the sum of all distributions received by the holders of Series B Units pursuant to Sections 6.2(c)(i)-(ix) was distributed to the holders of the Series A Units) for the current and all prior periods equal to the product of (A) 5.25 multiplied by (B) the Aggregate Series A Capital Contributions (the “Tenth Threshold”); provided, however, that if and when the holders of Series A Units were to receive cumulative distributions pursuant to this Section 6.1(c) equal to the Tenth Threshold, an amount equal to the difference between (A) the product of (x) 0.1250 multiplied by (y) the difference between (i) the Tenth Threshold less (ii) the Aggregate Series A Capital Contributions, less (B) the sum of all distribution pursuant to this Section 6.1(c) received by the holders of Series B Units for the current and prior periods, shall be distributed to the holders of Series B Units (and among such holders pro rata based on their ownership of Series B Units) in lieu of distributing such amount to the holders of the Series A Units pursuant to this Section 6.2(c)(x);

(xi)            Next, subject to Section 6.1(d), 100% to the holders of the Series A Units (and among such holders pro rata based on their ownership of Series A Units) until the holders of Series A Units have received cumulative distributions pursuant to this Section 6.1(c) (assuming, for this purpose, that the sum of all distributions received by the holders of Series B Units pursuant to Sections 6.2(c)(i)-(x) was distributed to the holders of the Series A Units) for the current and all prior periods equal to the product of (A) 5.50 multiplied by (B) the Aggregate Series A Capital Contributions (the “Eleventh Threshold”); provided, however, that if and when the holders of Series A Units were to receive cumulative distributions pursuant to this Section 6.1(c) equal to the Eleventh Threshold, an amount equal to the difference between (A) the product of (x) 0.1333 multiplied by (y) the difference between (i) the Eleventh Threshold less (ii) the Aggregate Series A Capital Contributions, less (B) the sum of all distribution pursuant to this Section 6.1(c) received by the holders of Series B Units for the current and prior periods, shall be distributed to the holders of Series B Units (and among such holders pro rata based on their ownership of Series B Units) in lieu of distributing such amount to the holders of the Series A Units pursuant to this Section 6.2(c)(xi);

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(xii)           Next, subject to Section 6.1(d), 100% to the holders of the Series A Units (and among such holders pro rata based on their ownership of Series A Units) until the holders of Series A Units have received cumulative distributions pursuant to this Section 6.1(c) (assuming, for this purpose, that the sum of all distributions received by the holders of Series B Units pursuant to Sections 6.2(c)(i)-(xi) was distributed to the holders of the Series A Units) for the current and all prior periods equal to the product of (A) 5.75 multiplied by (B) the Aggregate Series A Capital Contributions (the “Twelfth Threshold”); provided, however, that if and when the holders of Series A Units were to receive cumulative distributions pursuant to this Section 6.1(c) equal to the Twelfth Threshold, an amount equal to the difference between (A) the product of (x) 0.1417 multiplied by (y) the difference between (i) the Twelfth Threshold less (ii) the Aggregate Series A Capital Contributions, less (B) the sum of all distribution pursuant to this Section 6.1(c) received by the holders of Series B Units for the current and prior periods, shall be distributed to the holders of Series B Units (and among such holders pro rata based on their ownership of Series B Units) in lieu of distributing such amount to the holders of the Series A Units pursuant to this Section 6.2(c)(xii);

(xiii)          Next, subject to Section 6.1(d), 100% to the holders of the Series A Units (and among such holders pro rata based on their ownership of Series A Units) until the holders of Series A Units have received cumulative distributions pursuant to this Section 6.1(c) (assuming, for this purpose, that the sum of all distributions received by the holders of Series B Units pursuant to Sections 6.2(c)(i)-(xii) was distributed to the holders of the Series A Units) for the current and all prior periods equal to the product of (A) 6.0 multiplied by (B) the Aggregate Series A Capital Contributions (the “Thirteenth Threshold”); provided, however, that if and when the holders of Series A Units were to receive cumulative distributions pursuant to this Section 6.1(c) equal to the Thirteenth Threshold, an amount equal to the difference between (A) the product of (x) 0.15 multiplied by (y) the difference between (i) the Thirteenth Threshold less (ii) the Aggregate Series A Capital Contributions less (B) the sum of all distribution pursuant to this Section 6.1(c) received by the holders of Series B Units for the current and prior periods, shall be distributed to the holders of Series B Units (and among such holders pro rata based on their ownership of Series B Units) in lieu of distributing such amount to the holders of the Series A Units pursuant to this Section 6.2(c)(xiii);

(xiv)         Thereafter, 85% to the holders of the Series A Units (and among such holders pro rata based on their ownership of Series A Units) and 15% to the holders of the Series B Units (and among such holders pro rata based on their ownership of Series B Units).

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(d)            Notwithstanding the foregoing provisions of Section 6.1, after the holders of Series A Units have received aggregate distributions pursuant to each of  Sections 6.1(c)(i)- (xiv) equal to the amounts set forth on Exhibit E, the Company shall retain all subsequent amounts distributable to the holders of Series A Units pursuant to each such Section, and such retained amounts shall be distributed to the holders of Series B Units if and when the holders of Series B Units are entitled to a distribution pursuant to such Section.  If a distribution is to be made pursuant to Section 13.2 and the holders of Series B Units would not be entitled to a distribution pursuant to the applicable Section under which amounts are then being retained by the Company pursuant to this Section 6.1(d), such retained amounts shall be distributed to the holders of Series A Units pursuant to Section 13.2.

(e)            For purposes of clarity, and by way of example only, attached hereto as Exhibit E is a sample calculation of distribution payments based on a hypothetical distribution scenario with the assumptions specified in such Exhibit.

(f)            For purposes of Sections 6.1(c)(ii)-(xiv), if one or more series of Series B Units are issued with a Threshold Value greater than zero, each such series of Series B Units shall be treated as not outstanding (and such series will not be entitled to receive distributions) until distributions (other than tax distributions pursuant to Section 6.1(b)) have been made following the issuance of such series of Series B Units to the holders of the previously issued series of Series B Units (on a per Unit basis) equal to the Threshold Value of such previously issued series of Series B Units.

(g)            If any Series B Units are redeemed or otherwise purchased by the Company or converted into Converted Series A Units as provided in Section 7.7, prior to making any distributions pursuant to Sections 6.1(c)(i)-(xiv), distributions shall be made solely to the holders of outstanding Series A Units (other than holders of Converted Series A Units with respect to such Converted Series A Units), pro rata based upon the number of such Series A Units held (other than Converted Series A Units), until the aggregate amount paid to the holders of Series A Units (other than Converted Series A Units with respect to such Converted Series A Units) pursuant to Sections 6.1(c)(i)-(xiv) and this Section 6.1(g) during the current and all prior periods equals the aggregate amount the holders of Series A Units (other than holders of Converted Series A Units with respect to such Converted Series A Units) would have been entitled to receive pursuant to Sections 6.1(c)(i)-(xiv) had the sum of (A) all amounts distributed to the Unitholders pursuant to Sections 6.1(c)(i)-(xiv) and this Section 6.1(g), (B) all amounts paid to holders of Series B Units with respect to any redemption or purchase of such Units by the Company, and (C) the fair market value of the Converted Series A Units issued upon the conversion provided in Section 7.7, as determined as the date of such redemption, purchase been distributed to the Unitholders pursuant to Sections 6.1(c)(i)-(xiv).

(h)            All distributions of Available Cash to Members for a fiscal quarter pursuant to Section 6.1(c) shall be made to the Members shown on the records of the Company to be entitled thereto as of the last day of such quarter, unless the transferor and transferee of any Membership Interest otherwise agree in writing to a different distribution and such distribution is consented to in writing by the Board.  All other distributions made under this Section 6.1 shall be made to the holders of record of the applicable Units on the record date established by the Board or, in the absence of any such record date, to the holders of the applicable Units on the date of the distribution.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(i)             Except for distributions pursuant to Section 6.1(b), the Company may distribute securities in-kind in accordance with this Section 6.1(i).  Except in the case of the dissolution and winding-up of the Company, securities distributed in-kind shall be traded on a recognized national securities exchange in the United States or the Nasdaq Global Market and be immediately available for sale (without regard to volume limitations) pursuant to a registration statement or otherwise.  The fair market value of securities distributed in-kind shall be the average of the closing values of such securities over the twenty (20) trading days immediately preceding such distribution made in accordance with this Section 6.1(i).

(j)             The Company is authorized to withhold from distributions, or with respect to allocations, to the holders of Units and to pay over to any federal, state, local or foreign government any amounts required to be so withheld pursuant to the Code or any provisions of any applicable Law.  For all purposes under this Agreement, any amount so withheld shall be treated as actually distributed to the holder with respect to which such amount was withheld.

(k)            Notwithstanding the foregoing provisions of Section 6.1(c), all amounts otherwise distributable pursuant to this Agreement (other than Section 6.1(b)) with respect to each Unvested Series B Unit shall be retained by the Company (collectively, the “Withheld Amounts”).  Prior to making any distribution pursuant to Section 6.1(c) or Section 13.2(c), the Company will distribute (i) the Withheld Amounts with respect to each Series B Unit that has become a Vested Series B Unit to the holder of such Unit, and (ii) the Withheld Amounts with respect to each Series B Unit that has been forfeited or cancelled to the holders of outstanding Series B Units pro rata based on their ownership of Series B Units taking into account the Threshold Values of such Series B Units in a manner consistent with the provisions of Section 6.1(f).

(l)             The Board may authorize the Company to reserve up to five percent (5%) of the distributions received by the Company from the Partnership for payment to members of management or other key employees of Genesis or any of its Subsidiaries designated by the Board after consultation with senior management of the Company.  Such amounts shall be paid at least once per twelve month period as determined by the Board to such designated members of management or key employees who remain employed by the Company or any of its Subsidiaries as of the date of payment.

6.2           Allocations of Profits and Losses.

(a)            General Profit and Loss Allocations.  Except as provided in Section 6.2(b), for each taxable year of the Company, Profits and Losses (and all items included in the computations thereof) shall be allocated 100% to the holders of Series A Units pro rata based on their ownership of Series A Units.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(b)            Other Profit and Loss Allocations.

(i)             If cash or property is distributed to any holder of Series B Units with respect to its Series B Units for a taxable year (other than cash or property with respect to which the Series B Unitholder receiving the distribution has been allocated items of gross income or gain pursuant to Section 6.2(b)(ii)), then each holder of Series B Units receiving such cash or property distribution shall be allocated items of gross income and gain (proportionate to the amount of such items recognized by the Company for such taxable year or any succeeding taxable year) in an amount equal to the distribution.

(ii)            If cash or property is retained by the Company with respect to any Unvested Series B Units pursuant to Section 6.1(k) for a taxable year, then each holder of Unvested Series B Units shall be allocated items of gross income and gain (proportionate to the amount of such items recognized by the Company for such taxable year or any succeeding taxable year) in an amount equal to the amount retained with respect to such Unvested Series B Units.

(iii)           In the event Withheld Amounts with respect to a Series B Unit that has been forfeited or cancelled are distributed pursuant to the second clause of Section 6.1(k), the holder of such forfeited or cancelled Series B Unit shall be allocated items of loss or deduction in an amount equal to the amount distributed to holders of outstanding Series B Units with respect to such forfeited or cancelled Series B Unit.

(iv)           The Losses allocated pursuant to Section 6.2(a) shall not exceed the maximum amount of Losses that can be so allocated without causing any holder of a Unit to have a negative Adjusted Capital Account balance at the end of any taxable period.  In the event that some but not all of the Members would have negative Adjusted Capital Account balances as a consequence of an allocation of Losses pursuant to Section 6.2(a), the limitation set forth in this Section 6.2(b) shall be applied on a Member by Member basis so as to allocate the maximum permissible Losses to each Member under Treasury Regulation Section 1.704-1(b)(2)(ii)(d).  All Losses in excess of the limitation set forth in this Section 6.2(b) shall be allocated to the Member that bears the Economic Risk of Loss for such Losses, as determined by the Board.

(c)            Special Allocations.  Notwithstanding any other provisions of this Section 6.2, the following special allocations shall be made for each taxable period:

(i)             Notwithstanding any other provision of this Section 6.2, if there is a net decrease in Minimum Gain during any taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), (g)(2) and (j)(2)(i).  For purposes of this Section 6.2(c), each Member’s Capital Account shall be determined and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.2 with respect to such taxable period.  This Section 6.2(c)(i) is intended to comply with the Membership minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(ii)            Notwithstanding the other provisions of this Section 6.2 (other than Section 6.2(c)(i) above), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Section 1.704-2(i)(4) and (j)(2)(ii).  For purposes of this Section 6.2(c) each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.2, other than Section 6.2(c)(i) above, with respect to such taxable period.  This Section 6.2(c)(ii) is intended to comply with the Member nonrecourse debt minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)           Except as provided in Sections 6.2(c)(i) and 6.2(c)(ii) above, in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulation, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Sections 6.2(c)(i) and 6.2(c)(ii).

(iv)           In the event any Member has a deficit balance in its Adjusted Capital Account at the end of any taxable period, such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 6.2(c)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section 6.2(c) have been tentatively made as if this Section 6.2(c)(iv) were not in this Agreement.

(v)            Nonrecourse Deductions for any taxable period shall be allocated to the holders of Series A Units pro rata based on their ownership of Series A Units.

(vi)           Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i).  If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(vii)          If any holder of Series B Units forfeits all or a portion of such Units, such holder shall be allocated items of loss and deduction in the year of such forfeiture in an amount equal to the portion of such holder’s Capital Account attributable to such forfeited Units.

(viii)         To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such provisions.

(d)            Curative Allocation.  The allocations set forth in Section 6.2(c) (other than Section 6.2(c)(vii)) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 6.2(d). Therefore, notwithstanding any other provision of this Article 6 (other than the Regulatory Allocations), but subject to the Code and the Treasury Regulations, the Board shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement. In exercising its discretion under this Section 6.2(d), the Board shall take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made.

(e)            Notwithstanding any other provisions of this Section 6.2 (other than the Regulatory Allocations), in the year in which a Liquidation Event occurs and all subsequent years (and for any prior years with respect to which the due date (without regard to extensions) for the filing of the Company’s federal income tax return has not passed as of the date of the Liquidation Event), all items of income, gain, loss and deduction of the Company, including gross items, shall be allocated among the Members in a manner reasonably determined by the Board as shall cause to the nearest extent possible the Capital Account of each Member to equal the amount to be distributed to such Member pursuant to Section 13.2(c).

6.3           Income Tax Allocations.

(a)            Except as provided in this Section 6.3, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such items are allocated for book purposes under Section 6.2.

(b)            The Members recognize that there may be a difference between the Book Value of a Company asset and the asset’s adjusted tax basis at the time of the property’s contribution or revaluation pursuant to this Agreement.  In such a case, all items of tax depreciation, cost recovery, amortization and gain or loss with respect to such asset shall be allocated among the Members to take into account the disparities between the Book Values and the adjusted tax basis with respect to such properties in accordance with the provisions of Sections 704(b) and 704(c) of the Code and the Treasury Regulations under those sections; provided, however, that any tax items not required to be allocated under Sections 704(b) or 704(c) of the Code shall be allocated in the same manner as such gain or loss would be allocated for book purposes under Section 6.2.  The Board shall make any elections or other decisions relating to such allocations.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(c)            All items of income, gain, loss, deduction and credit allocated to the Members in accordance with the provisions hereof and basis allocations recognized by the Company for federal income tax purposes shall be determined without regard to any election under Section 754 of the Code which may be made by the Company; provided, however, such allocations, once made, shall be adjusted as necessary or appropriate to take into account the adjustments permitted by Sections 734 and 743 of the Code.

(d)            If any deductions for depreciation, cost recovery or depletion are recaptured as ordinary income upon the sale or other disposition of Company properties, the ordinary income character of the gain from such sale or disposition shall be allocated among the Members in the same ratio as the deductions giving rise to such ordinary income character were allocated.

6.4           Other Allocation Rules.  All items of income, gain, loss, deduction and credit allocable to Units that may have been transferred shall be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as the owner of such Units, without regard to the results of Company operations during any particular portion of that calendar year and without regard to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under Section 706 of the Code and the Treasury Regulations thereunder.  If any Units are Disposed of or redeemed in compliance with the provisions of this Agreement, all distributions with respect to which the record date is before the date of such Disposition or redemption shall be made to the Disposing Member, and all distributions with respect to which the record date is after the date of such Disposition, in the case of a Disposition other than a redemption, shall be made to the transferee.

ARTICLE 7
DISPOSITION OF UNITS; PREEMPTIVE RIGHTS; IPO CONVERSION

7.1           Restrictions On Dispositions.

(a)            Disposition of Units otherwise permitted or required by this Agreement may only be made in compliance with federal and state securities laws, including the Securities Act and the rules and regulations thereunder, and the Act.

(b)            For so long as the Company is a partnership for U.S. federal income tax purposes, in no event may any Disposition of any Units by any Member be made if such Disposition is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or if such Disposition would otherwise result in the Company being treated as a “publicly traded partnership,” as such term is defined in Section 7704(b) of the Code and the regulations promulgated thereunder.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(c)            For as long as the Company is a partnership for U.S. federal income tax purposes, the Company shall monitor Dispositions of Units in the Company to determine (i) if such Units are being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code, and (ii) whether additional Dispositions of Units would result in the Company being unable to qualify for at least one of the “safe harbors” set forth in Treasury Regulations Section 1.7704-1 (or such other guidance subsequently published by the Internal Revenue Service setting forth safe harbors under which Units will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Trading Safe Harbors”).  The Officers shall take all steps as instructed by the Board to prevent any trading of Units or any recognition by the Company of Dispositions made on such markets and, except as otherwise provided herein, to ensure that at least one of the Trading Safe Harbors is met.

(d)            Dispositions of Units may only be made in strict compliance with all applicable terms of this Agreement and any applicable Restricted Unit Agreements, and any purported Disposition of Units that does not so comply with all applicable provisions of this Agreement and any applicable Restricted Unit Agreements shall be null and void and of no force or effect, and the Company shall not recognize or be bound by any such purported Disposition and shall not effect any such purported Disposition on the transfer books of the Company or Capital Accounts of the Members.  The Members agree that the restrictions contained in this Article 7 are fair and reasonable and in the best interests of the Company and the Members.

(e)            Any Disposition of Units shall be subject to execution by the transferee (and, if the transferee is a natural person, the transferee’s spouse) of an Addendum Agreement and payment of all reasonable expenses incurred by the Company in connection with such Disposition, including any necessary amendments to this Agreement to reflect such Disposition and payment by the transferee of all unpaid Capital Contribution obligations of its transferor attributable to the transferred Membership Interests.  Transferees of a Membership Interest who do not become Substituted Members shall have only the rights of an assignee of a Membership Interest and, therefore, no right to participate in the management of the business and affairs of the Company.  An assignee shall have only the right to receive allocations and distributions attributable to the Membership Interests acquired by such assignee, which Membership Interests shall be subject to the same restrictions on transfer as contained in this Agreement.  An assignee shall have the same obligations to the Company and the Members as a Member holding the same Membership Interest would have, including any obligation to make Capital Contributions.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

7.2           Restrictions on Series A Units and Series B Units.

(a)            Without the consent of the Board, no Disposition of Management Series A Units may be made except (i) to a Permitted Transferee in accordance with Section 7.3, (ii) in accordance with Section 7.4, (iii) in connection with an IPO Merger or (iv) in connection with a Drag-Along Transaction pursuant to Section 7.5.

(b)            No Disposition of Series B Units may be made except (i)  in connection with an IPO Merger, (ii) in connection with a Drag-Along Transaction pursuant to Section 7.5 or (iii) in accordance with the redemption or repurchase provisions of the applicable Restricted Unit Agreement.

(c)            Without the consent of the Board, no Disposition of Series A Units (other than Management Series A Units, the Disposition of which is subject to Section 7.2(a)) may be made except (i) to a Permitted Transferee in accordance with Section 7.3, (ii) in connection with an IPO Merger, (iii) in connection with a Drag-Along Transaction pursuant to Section 7.5 or (iv) in connection with a Tag-Along Transaction pursuant to Section 7.6.

(d)            Notwithstanding anything contained herein, no Disposition of Management Series A Units may be made to any Person that is a Potential Competitor of, or an adverse party to, the Company, as reasonably determined by the Board.

7.3           Permitted Dispositions.

(a)            Any holder of Series A Units may Dispose of such Units to a Permitted Transferee of such holder; provided, however, that (i) such Permitted Transferee shall not be entitled to make any further Dispositions in reliance upon this Section 7.3(a), except for a Disposition of such acquired Series A Units back to such original holder or a Permitted Transferee of such original holder, and (ii) such Permitted Transferee must assume all of the obligations of the original holder of such Series A Units and agree to comply with the provisions of this Agreement.

(b)            Notwithstanding the provisions of this Section 7.3, a Member may not make a Disposition of Units to a Permitted Transferee if the purpose of such Disposition is the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Dispositions in this Agreement (it being understood that the purpose of this Section 7.3(b) is to prohibit the Disposition of Units to a Permitted Transferee followed by a change in the relationship between the transferor and the Permitted Transferee (or a change of control of such transferor or Permitted Transferee) after the Disposition with the result and effect that the transferor has indirectly made a Disposition of Units by using a Permitted Transferee, which Disposition would not have been directly permitted under this Section 7.3 had such change in such relationship occurred prior to such Disposition).

(c)            A holder of Management Series A Units may pledge their Series A Units security for a loan to such Management Member; provided, it shall be a condition precedent to a any pledge of Management Series A Units that the terms and conditions therefor shall have been approved by the Board.  In the event any pledge of Management Series A Units is approved by the Board, any transferee following foreclosure shall receive an economic interest in such Units only and will not be entitled to vote such Units or otherwise influence the Company’s course of action or conduct of business.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(d)            Each direct or indirect holder of Management Series A Units or Series B Units that is an entity agrees that no shares of its common stock or other equity interests may be Disposed of to any Person other than a Permitted Transferee in accordance with the terms and provisions of this Agreement.

7.4           Right of First Refusal.

(a)            If any holder of any Management Series A Units (each, an “Offeror”) proposes to Dispose of all or any portion of such Offeror’s Management Series A Units in a bona fide Disposition to one or more Third Parties (other than to a Permitted Transferee) pursuant to a bona fide, non-collusive offer from such Third Party or Parties (a “Third Party Offer”) and such Offeror is permitted to effect such proposed Disposition pursuant to Sections 7.1 and 7.2, then such Offeror shall first deliver written notice of such Third Party Offer (the “Notice of Right of First Refusal”) to the Company no less than 45 days prior to the date of the proposed Disposition.  The date that the Notice of Right of First Refusal is received by the Company shall constitute the “First Refusal Notice Date.”  Within five days after receipt of the Notice of Right of First Refusal by the Company, the Company shall send a copy of the Notice of Right of First Refusal along with a letter indicating the First Refusal Notice Date to each of the Investors (each, an “Offeree”).  The Notice of Right of First Refusal shall set forth the name of the Third Party (including, if such information is not publicly available, information about the identity of the Third Party), the number of Management Series A Units proposed by the Offeror to be Disposed of (the “Offered Units”), the price per Unit for the Offered Units (the “Offer Price”), all details of the payment terms and all other terms and conditions of the proposed Disposition.  A Third Party Offer may not contain provisions related to any property of the Offeror other than the Management Series A Units held by such Offeror, and the Offer Price shall be expressed only in terms of cash (in U.S. dollars).  Any proposed Disposition of Management Series A Units not satisfying the terms of this Section 7.4 may not be made unless otherwise expressly permitted pursuant to the provisions of this Article 7.  Notwithstanding the foregoing, this Section 7.4 shall not be applicable to, and the Offerors may make a Disposition without complying with the provisions of this Section 7.4 in connection with, a Disposition to a Permitted Transferee; provided the Permitted Transferee shall not be authorized to further dispose of any Units except upon compliance with this Section 7.4.

(b)            Each Offeree shall have the right to purchase up to that number of the Offered Units equal to the product of (i) the number of Offered Units and (ii) a fraction (the “Proportionate Share”), the numerator of which shall be the number of Series A Units of such Offeree and the denominator of which shall be all of the Series A Units held by all Offerees.  Within 30 days after the First Refusal Notice Date, each Offeree may deliver a written irrevocable notice to the Offeror, the President of the Company and each other Offeree of its election to purchase such Offered Units (each Offeree who so elects to purchase, a “Purchasing Investor”).  To the extent any such Purchasing Investor does not elect to purchase its full Proportionate Share of such Offered Units or fails to deliver a notice within the applicable period, each Purchasing Investor that has elected to purchase its full Proportionate Share shall be entitled, by delivering written notice to the Offeror and the President of the Company within five days following the end of such 30 day period (such fifth day, the “Offer Expiration Date”), to purchase up to all of the remaining Offered Units.  If there is an oversubscription, the oversubscribed amount shall be allocated among the Purchasing Investors fully exercising their rights to purchase such remaining Offered Units pro rata based on the number of Series A Units owned by each fully-electing Purchasing Investor.  The delivery of a notice of election under this Section 7.4 shall constitute an irrevocable commitment to purchase such Offered Units.  If the Purchasing Investors shall have elected to purchase all but not less than all of the Offered Units, the Company shall thereafter set a reasonable place and time for the closing of the purchase and sale of the Offered Units, which shall be not less than 45 days nor more than 90 days after the First Refusal Notice Date (subject to extension to the extent necessary to pursue any required regulatory approvals, including to allow for the expiration or termination of all waiting periods under the HSR Act) and, at that time, the Purchasing Investors shall pay to the Offeror the Offer Price, paid by wiring same day funds upon the instructions of the Offeror against delivery to such Purchasing Investors of the Offered Units, as applicable.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(c)            The purchase price and terms and conditions for the purchase of the Offered Units by the Purchasing Investor pursuant to this Section 7.4 shall be the price and terms and conditions set forth in the applicable Third Party Offer as described or attached to the Notice of Right of First Refusal; provided, that the Offeror shall at a minimum make customary representations and warranties concerning (i) such Offeror’s valid ownership of the Offered Units, free and clear of all liens, claims and encumbrances (excluding those arising under applicable securities laws), (ii) such Offeror’s authority, power and right to enter into and consummate the sale of the Offered Units, (iii) the absence of any violation, default or acceleration of any agreement to which such Offeror is subject or by which its assets are bound as a result of the agreement to sell and the sale of the Offered Units, (iv) the absence of, or compliance with, any governmental or Third Party consents, approvals, filings or notifications required to be obtained or made by such Offeror in connection with the sale of the Offered Units and (v) compliance by such Offeror with applicable laws.  The Offeror also agrees to execute and deliver such instruments and documents and take such actions, including obtaining all applicable approvals and consents and making all applicable notifications and filings, as the Purchasing Investors may reasonably request in order to more effectively implement the purchase and sale of the Offered Units hereunder.

(d)            Notwithstanding the foregoing, if the Offerees shall not have elected to purchase all of the Offered Units on or prior to the Offer Expiration Date, such Offerees shall not have the right to purchase any of the Offered Units and all but not less than all of the Offered Units may be sold by the Offeror at any time within ninety (90) days after the Offer Expiration Date (subject to extension to the extent necessary to pursue any required regulatory approvals, including to allow for the expiration or termination of all waiting periods under the HSR Act), subject to compliance with the provisions of Sections 7.1 and 7.6 hereof.  Any such sale shall not be at less than the price or upon terms and conditions more favorable, individually or in the aggregate, to the purchaser than those specified in the applicable Third Party Offer as described or attached to the Notice of Right of First Refusal.  If any such Offered Units are not so transferred within such 90 day period, the Offeror may not sell any of the Offered Units without again complying in full with the provisions of Section 7.4.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(e)            Notwithstanding anything to the contrary in this Agreement, at any time after the six-month anniversary of the First Refusal Notice Date with respect to a proposed Disposition, the Board shall be entitled to waive, on behalf of each Member, each former Member and each of their respective Affiliates, successors and assigns and the members, partners, stockholders, directors, managers, officers, liquidators and employees of each of the foregoing (collectively, the “ROFR Persons”) any and all claims such ROFR Persons have, had or may have or had with respect to any non-compliance or violation of this Section 7.4 by any Person with respect to such proposed Disposition (whether or not any Units were Disposed of pursuant to this Section 7.4), other than any such claim that has been made in writing and delivered to the Company prior to the expiration of such six-month anniversary.

7.5           Drag-Along Rights.

(a)            If the Quintana Entity approves a Sale of the Business to unaffiliated Third Party or Third Parties, all Series A Members entitled to consent thereto shall consent to and raise no objections against the Sale of the Business (such a transaction, a “Drag-Along Transaction”). If the Drag-Along Transaction is structured as (i) a merger, conversion, Unit exchange or consolidation of the Company, or a sale of all or substantially all of the assets of the Company, each Series A Member entitled to vote thereon shall vote in favor of the Drag-Along Transaction and shall waive any appraisal rights or similar rights in connection with such merger, conversion, Unit exchange, consolidation or asset sale, or (ii) a sale of all the Series A Units, each Series A Member shall agree to sell all of his or its Series A Units on the terms and conditions of such Drag-Along Transaction; provided, however, that the Drag-Along Transaction may only be structured as a sale of all the Series A Units if the Quintana Entity holds a majority of the Series A Units outstanding immediately prior to such Drag-Along Transaction, or (iii) a sale of a majority of the Series A Units, each Series A Member shall agree to sell on the terms and conditions of such Drag-Along Transaction a portion of his or its Series A Units equal to the Pro Rata Portion of the Units to be Disposed of in such Drag-Along Transaction other than the Series A Units to be Disposed of by the Quintana Entity.  The Series A Members shall promptly take all necessary and desirable actions requested by the Quintana Entity in connection with the consummation of the Drag-Along Transaction, including the execution of such agreements and such instruments and other actions reasonably necessary to (A) provide customary representations, warranties, indemnities, and escrow/holdback arrangements relating to such Drag-Along Transaction (subject to Sections 7.5(c)(iv) and 7.5(c)(v) below), in each case to the extent that each other Member is similarly obligated, and (B) effectuate the allocation and distribution of the aggregate consideration upon the Drag-Along Transaction as set forth in Section 7.5(c) below.  Without limiting the foregoing, each holder of Series A Units and Series B Units entitled to proceeds from such Drag-Along Transaction shall be obligated to join on a several basis, in proportion of the proceeds received, in any indemnification or other obligations that the Quintana Entity agrees to provide or undertake in connection with such Sale of the Business (other than any such obligations that relate specifically to a particular Member, such as indemnification with respect to representations and warranties given by a Member regarding such Member’s title to and ownership of Series A Units).  The Series A Members shall be permitted to sell their Series A Units pursuant to any Drag-Along Transaction without complying with any other provisions of this Article 7.  A Series A Member’s “Pro Rata Portion” shall be based upon such Series A Member’s proportionate ownership of all Series A Units owned by the Series A Members other than the Quintana Entity.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(b)            The obligations of the Series A Members pursuant to this Section 7.5 are subject to the satisfaction of the following conditions:

(i)             upon the consummation of the Drag-Along Transaction, each Series A Member shall receive such consideration from such Drag-Along Transaction as contemplated by Section 7.5(e);

(ii)            subject to Section 7.5(c), if any holder of a Series A Units is given an option as to the form and amount of consideration to be received, all Series A Members shall be given the same option;

(iii)           the Company shall bear the reasonable, documented costs incurred in connection with any Drag-Along Transaction (costs incurred by or on behalf of any Member for its sole benefit will not be considered costs of the transaction hereunder) unless otherwise agreed by the Company and the acquiror, in which case no Member shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag-Along Transaction (excluding modest expenditures for postage, copies and the like) and no Member shall be obligated to pay any portion (or, if paid, shall be entitled to be reimbursed by the Company for that portion paid) that is more than its pro rata share (based upon the amount of consideration received) of reasonable expenses incurred in connection with a consummated Drag-Along Transaction;

(iv)           no Series A Member shall be required to provide any representations, warranties or indemnities (other than pursuant to an escrow or holdback of consideration proportionate to the amount receivable under this Section 7.5) in connection with the Drag-Along Transaction, other than customary (including with respect to qualifications) representations, warranties and indemnities concerning (A) each Series A Member’s valid ownership of the Series A Units, free and clear of all liens, claims and encumbrances (excluding those arising under this Agreement and applicable securities laws), (B) each Series A Member’s authority, power and right to enter into and consummate such Drag-Along Transaction without violating any other agreement to which such Member is a party or its assets are bound, and (C) each Series A Member’s execution and delivery of, and performance of its obligations under, the underlying transaction agreements are (will be) in compliance with applicable Laws;

(v)            no Series A Member shall be obligated in respect of any indemnity obligations in such Drag-Along Transaction for an aggregate amount in excess of the total consideration payable to such Series A Member in such Drag-Along Transaction; and

(vi)           if some or all of the consideration received in connection with the Drag-Along Transaction is other than cash, then such consideration shall be deemed to have a dollar value equal to the fair market value of such consideration as determined by the Board in its reasonable judgment.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(c)            Notwithstanding anything to the contrary in this Section 7.5, if the consideration proposed to be paid to the Members in a Drag-Along Transaction includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each of the Members that is not then an Accredited Investor (without regard to Rule 501(a)(4)) may be required (notwithstanding Section 7.5(c)(ii)), at the request and election of the Members that are pursuing a Drag-Along Transaction, to (i) appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such Members or (ii) accept cash in lieu of any securities such Member would otherwise receive in an amount equal to the fair market value of such securities as determined in the manner set forth in Section 7.5(c)(v).

(d)            The Quintana Entity shall have the right in connection with any such transaction (or in connection with the investigation or consideration of any such potential transaction) to require the Company to cooperate fully with potential acquirors in such prospective Drag-Along Transaction by taking all customary and other actions reasonably requested by the Quintana Entity or such potential acquirors, including making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirors, establishing a data room including materials customarily made available to potential acquirors in connection with such processes and making its employees reasonably available for interviews and other diligence activities, in each case subject to reasonable and customary confidentiality provisions.  In addition, the Quintana Entity shall be entitled to take all steps reasonably necessary to carry out an auction of the Company, including selecting an investment bank, providing confidential information (pursuant to confidentiality agreements), selecting the winning bidder and negotiating the requisite documentation.  The Company and each Member shall provide assistance with respect to these actions as reasonably requested by the Quintana Entity.

(e)            In connection with the occurrence of each Drag-Along Transaction, the aggregate proceeds from such Drag-Along Transaction (other than the proceeds of a Prior Drag-Along Transferee) shall be allocated and then paid as set forth in this Section 7.5(e).  First, and subject to the remaining provisions of this Section 7.5(e), the aggregate proceeds from such Drag-Along Transaction (other than the proceeds of a Prior Drag-Along Transferee) shall be allocated to the Series A Members and Series B Members as though such proceeds had been distributed by the Company pursuant to the rights and preferences set forth in Section 6.1 as in effect immediately prior to the consummation of such Drag-Along Transaction (and, for this purpose only, any Prior Drag-Along Transferees shall be disregarded and there shall be assumed that no such Prior Drag-Along Transferee exists).  Then, the aggregate proceeds that would be allocated to the Series A Members based on the immediately preceding sentence shall be further allocated to the Series A Members selling Series A Units in such Drag-Along Transaction, based on their pro rata participation in such Drag-Along Transaction based on Series A Units Disposed of.  If a Member receives consideration from such Drag-Along Transaction in a manner other than as contemplated by this Section 7.5(e), then such Member shall take such action as is necessary so that such consideration shall be immediately reallocated among and distributed to the Members in accordance with this Section 7.5(e).  After application of this Section 7.5(e) such that Series A Members as of the date hereof no longer own any Series A Units that have not been subject to the calculation set forth in this Section 7.5(e), all Series B Units shall automatically terminate and no longer be in force or effect.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

7.6           Tag-Along Rights.

(a)            If any holder of Series A Units (each, a “Tag Offeror”) desires to Dispose of all or any portion of its Series A Units in a bona fide Disposition to one or more Third Parties (each, a “Tag Transferee,” and the transaction, a “Tag-Along Transaction”) pursuant to an offer from such Tag Transferee(s) (a “Third Party Tag Offer”) and such Tag Offeror is permitted to effect such proposed Disposition pursuant to Sections 7.1 and 7.2, then such Tag Offeror(s) shall offer to include in such proposed Disposition a number of Series A Units held by each other holder of Series A Units (each, a “Tag Offeree”) in each case in accordance with the terms of this Section 7.6.  A Third Party Tag Offer may not contain provisions related to any property of the Tag Offeror other than Series A Units held by such Offeror, and the offer price set forth in such Third Party Tag Offer shall be expressed only in terms of cash (in U.S. dollars).  Any proposed Disposition of Series A Units not satisfying the terms of this Section 7.6 may not be made unless otherwise expressly permitted pursuant to the provisions of this Article 7.  Notwithstanding the foregoing, this Section 7.6 shall not be applicable to, and the Tag Offerors may Dispose of Series A Units without complying with, any of the provisions of this Section 7.6 in connection with, any Disposition of Series A Units (i) to Permitted Transferees, (ii) made pursuant to a Drag-Along Transaction or (iii) made pursuant to Section 7.7.  Further for the avoidance of doubt, a proposed Disposition by the Tag Offeror described above may constitute a Disposition covered by Section 7.4 and the waiver or failure of a Tag Offeree to exercise its rights under Section 7.4, if applicable, shall not preclude such Tag Offeree from exercising its rights under this Section 7.6.

(b)            The Tag Offeror(s) shall cause the Third Party Tag Offer to be reduced to writing (which writing shall include an offer to purchase or otherwise acquire Series A Units from the Tag Offerees as required by this Section 7.6 and a time and place designated for the closing of such purchase, which time shall not be less than twenty (20) days after delivery of such notice and no more than sixty (60) days after such delivery date) and shall send written notice of such Third Party Tag Offer (the “Inclusion Notice”) to each of the Tag Offerees.

(c)            Each Tag Offeree shall have the right (an “Inclusion Right”), exercisable by delivery of notice to the Tag Offerors at any time prior to the later of (i) 10 days after the Offer Expiration Date under Section 7.4 or after the date that any purchase rights under Section 7.4 are waived if Section 7.4 is applicable or (ii) 10 days after receipt of the Inclusion Notice to sell pursuant to such Third Party Tag Offer and upon the terms and conditions set forth in the Inclusion Notice, that number of Series A Units requested to be included by such Tag Offeree; provided, however, that if the proposed Tag Transferee is unwilling to purchase all of the Series A Units requested to be included by all exercising Tag Offerees and Series A Units held by the Tag Offerors desiring to Dispose of Series A Units pursuant to this Section 7.6, then each Tag Offeree shall have the right to sell pursuant to such Third Party Tag Offer, at the offer price and upon the terms and conditions set forth in the Third Party Tag Offer, a number of such Tag Offeree’s Series A Units as provided in the next succeeding sentence.  If any Tag Offeree has exercised its Inclusion Rights and the proposed Tag Transferee is unwilling to purchase all of the Series A Units proposed to be transferred by the Tag Offeror(s) and all exercising Tag Offerees (determined in accordance with the first sentence of this Section 7.6(c)) then the Tag Offeror(s) and each exercising Tag Offeree shall reduce, on a pro rata basis, based on their respective Proportionate Percentages, the amount of such Units that each otherwise would have sold so as to permit the Tag Offeror(s) and each exercising Tag Offeree to sell the number of Units (determined in accordance with such reduced Proportionate Percentages) that the proposed Tag Transferee is willing to purchase.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(d)            The Tag Offerees and the Tag Offeror(s) shall sell to the proposed transferee all, or at the option of the proposed transferee, any part of the Series A Units proposed to be transferred by them, at not less than the price and upon terms and conditions, if any, not more favorable, individually and in the aggregate, to the proposed transferee than those in the Inclusion Notice at the time and place provided for the closing in the Inclusion Notice, or at such other time and place as the Tag Offerees, such Tag Offeror(s), and the proposed transferee shall agree.

(e)            Notwithstanding anything to the contrary in this Section 7.6, if the consideration proposed to be paid to the Tag Offeror(s) and the exercising Tag Offerees includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each Tag Offeror and exercising Tag Offeree that is not then an Accredited Investor may be required, at the request and election of the Tag Offeror(s) that are Accredited Investors, to appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act).

(f)             The Tag Offeror(s) shall have the right in connection with any proposed transaction pursuant to this Section 7.6 (or in connection with the investigation or consideration of any such potential transaction) to require the Company to cooperate fully with potential acquirors in such prospective transaction by taking all customary and other actions reasonably requested by such Tag Offeror(s) or such potential acquirors, including making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirors, establishing a data room including materials customarily made available to potential acquirors in connection with such processes and making its employees reasonably available for interviews and other diligence activities, in each case subject to reasonable and customary confidentiality provisions.  The Company and each holder of Units shall provide assistance with respect to these actions as reasonably requested.

(g)            Notwithstanding anything to the contrary in this Agreement, at any time after the six-month anniversary of the date of the Inclusion Notice with respect to each proposed sale pursuant to this Section 7.6, the Company shall be entitled to waive, on behalf of each Tag Offeree, each former Tag Offeree and each of their respective Affiliates, successors and assigns and the members, partners, stockholders, directors, managers, officers, liquidators and employees of each of the foregoing (collectively, the “Eligible Tag Offerees”) any and all claims such  Eligible Tag Offerees have, had or may have or had with respect to any non-compliance or violation of this Section 7.6 by any Person with respect to such sale (whether or not any Units were Disposed of pursuant to this Section 7.6), other than any such claim that has been made in writing and delivered to the Company prior to the expiration of such six-month anniversary.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

7.7           Conversion of Series B Units.

(a)            Any and all Vested Series B Units and Unvested Series B Units outstanding as of the seventh anniversary of the Effective Date shall be converted automatically into Series A Units as provided in this Section 7.7.  Each Unvested Series B Unit outstanding immediately prior to such conversion shall vest simultaneously with such conversion.  Each such Series B Unit shall be converted into the number of Series A Units whose fair market value equal the fair market value of such Series B Unit.  In each case, “fair market value” shall equal the amount that would, in the reasonable determination of the Board, be distributed with respect to each such Series B Unit to be converted and each Series A Unit if the assets of the Company were sold for their Fair Market Value as of the seventh anniversary of the Effective Date and there was a hypothetical complete liquidation of the Company and the proceeds were distributed, after payment or other satisfaction of all liabilities and other obligations of the Company, by the Company pursuant to the rights and preferences set forth in Section 6.1(c), all as of the seventh anniversary of the Effective Date.  Each such Series A Unit issued upon the conversion is referred to herein as a “Converted Series A Unit”).

(b)            Each conversion of Series B Units shall be deemed to have been effected as of the close of business on the seventh anniversary of the Effective Date.  At the time any such conversion has been effected, the rights of the holder of the Series B Units converted as a holder of Series B Units (including the right to receive distributions with respect to such Series B Units) shall cease and the Person or Persons in whose name or names Series A Units are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Series A Units upon such conversion.  Upon such conversion the Officers shall amend and revise Schedule I and II to properly reflect the conversion of such outstanding Series B Units to Series A Units.  Such amendments shall not be deemed to be an amendment to this Agreement.

7.8           Conversion to IPO Corporation.

(a)            In connection with any proposed Qualified Public Offering approved in accordance with this Agreement, the Company may, in one or a series of transactions, merge with or convert into a corporation that is an Affiliate of the Company, or a subsidiary thereof, pursuant to an agreement and plan of merger or conversion that provides for the exchange of Units for common stock of such corporation (in any such case, the “IPO Corporation”), in accordance with applicable provisions of the Act for the express purpose of effecting a Qualified Public Offering (an “IPO Merger”). In connection therewith, each Unit outstanding immediately prior to the IPO Merger shall be converted into or exchanged for shares of common stock of the IPO Corporation in a manner that gives effect to the provisions of Section 6.1(c) such that each Member will receive shares of common stock having a value equal to the same proportion of the aggregate Pre-IPO Value that such holder would have received if all of the Company’s cash and other property had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 6.1 as in effect immediately prior to such distribution assuming the value of the IPO Corporation immediately prior to such liquidation distribution was equal to the Pre-IPO Value and that all Unvested Series B Units were Vested Series B Units; provided, however, that the shares of common stock issued with respect to Unvested Series B Units shall remain subject to vesting in accordance with, and to the extent provided in, the applicable Restricted Unit Agreement; provided further, however, that if the foregoing provisions would result in the holders of Series B Units receiving either no shares or only a nominal number of shares of the IPO Corporation in the IPO Merger, then the Board, acting in good faith, shall grant to each of such holders of Series B Units options to purchase shares of common stock of the IPO Corporation that are at the time of such grant reasonably equivalent in value in the aggregate to the Series B Units held by such holders and thereupon such Series B Units shall be automatically canceled.  In connection with the IPO Merger, the IPO Corporation and the Members shall enter into or adopt such agreements and documents as shall be necessary and appropriate to preserve the substance of the agreements of the Members provided in this Agreement.  If, in connection with any proposed Qualified Public Offering approved in accordance with this Agreement, the Board determines that it is advisable to have all of the Units contributed by the Members to an IPO Corporation in exchange for stock therein (with the number of shares to be received by each Member being determined in the same manner as described above for an IPO Merger), each Member agrees to participate in such an exchange.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(b)            Notwithstanding anything to the contrary in this Agreement, at any time after the approval of a Qualified Public Offering in accordance with this Agreement, the Board shall be entitled to approve the IPO Merger without the consent or approval of any other Person (including any Member).  If the Company elects to exercise its rights under this Section 7.8, each of the Members shall (i) take such actions as may be reasonably necessary or required in connection with consummating the IPO Merger and (ii) use commercially reasonable efforts to (x) cooperate with the other Members so that the IPO Merger is undertaken in a tax-efficient manner and (y) if any Investor or its limited partners or investors has a structure involving ownership of all or a portion of its interests in the Company, directly or indirectly, through one or more single purpose entities (a “Blocker Corporation”), at the request of any such Investor, merge its Blocker Corporation into the IPO Corporation in a tax-free reorganization, utilize such Blocker Corporation as the IPO Corporation or otherwise structure the transaction so that the Blocker Corporation is not subject to a level of corporate tax on the Qualified Public Offering or subsequent dividend payments or sales of stock, so long as, with respect to each of clauses (x) and (y), the foregoing could not reasonably be expected to result in any costs or liabilities that are not indemnified or reimbursed by the stockholders or Affiliates of the Blocker Corporation or other adverse effects (other than de minimis adverse effects) to the Company or any of the Members (other than to (A) the Blocker Corporation in the event that the Blocker Corporation is neither merged nor otherwise combined with the Company or the IPO Corporation nor utilized as the IPO Corporation and (B) the Investor or its Affiliates which directly or indirectly holds its interest in the Company through such Blocker Corporation).

(c)            Each Member shall sell any fractional shares of the IPO Corporation owned by such party (after taking into account all shares of the IPO Corporation held by such party) to the IPO Corporation, upon the request of the Company in connection with or in anticipation of the consummation of a Qualified Public Offering, for cash consideration equal to the fair value of such fractional shares, as determined by the Board.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(d)            The issuance of shares of common stock of the IPO Corporation to each Member shall be conditioned on such Member’s execution and delivery of a Registration Rights Agreement in a form reasonably satisfactory to the Investors.

(e)            Notwithstanding anything to the contrary in this Section 7.8, if no registration statement covering the issuance of the common stock of the IPO Corporation to the Members in the IPO Merger has been declared effective under the Securities Act, then each of the Members that is not then an Accredited Investor (without regard to Rule 501(a)(4)) may be required, at the request and election of the Company, to (i) appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company or (ii) agree to accept cash in lieu of any common stock of the IPO Corporation such Member would otherwise receive in an amount equal to the fair value of such common stock, as determined by the Board in its reasonable judgment.

(f)             If so requested by any member of the Investor Group, the certificate of incorporation of the IPO Corporation shall include a provision substantially the same as Section 8.6(b) hereof.

7.9           Grant of Preemptive Rights.

Except for any Excluded Unit Issuance, prior to the Company issuing any Units or options or other rights to acquire Units, whether through exchange, conversion or otherwise (collectively, the “New Units”) to a proposed purchaser (the “Proposed Purchaser”), each Eligible Purchaser shall have the right to purchase the number of New Units as provided below in Section 7.10.

7.10         Preemptive Right Procedures.

(a)            The Company shall give each Eligible Purchaser at least fifteen (15) days’ prior written notice (the “First Notice”) of any proposed issuance of New Units, which notice shall set forth in reasonable detail the proposed terms and conditions thereof and shall offer to each Eligible Purchaser the opportunity to purchase its Pro Rata Share (which Pro Rata Share shall be calculated as of the date of such notice) of the New Units at the same price, on the same terms and conditions and at the same time as the New Units are proposed to be issued by the Company.  If any Eligible Purchaser wishes to exercise its preemptive rights, it must do so by delivering an irrevocable written notice to the Company within fifteen (15) days after delivery by the Company of the First Notice (the “Election Period”), which notice shall state the dollar amount of New Units such Eligible Purchaser (each a “Requesting Purchaser”) would like to purchase up to a maximum amount equal to such Eligible Purchaser’s Pro Rata Share of the total offering amount plus the additional dollar amount of New Units such Requesting Purchaser would like to purchase in excess of its Pro Rata Share (the “Over-Allotment Amount”), if any, if other Eligible Purchasers do not elect to purchase their full Pro Rata Share of the New Units.  The rights of each Requesting Purchaser to purchase a dollar amount of New Units in excess of each such Requesting Purchaser’s Pro Rata Share of the New Units shall be based on the relative Pro Rata Share of the New Units of those Requesting Purchasers desiring Over-Allotment Amounts and not based on the Requesting Purchasers’ relative Over-Allotment Amounts.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(b)            If not all of the New Units are subscribed for by the Eligible Purchasers, the Company shall have the right, but shall not be required, to issue and sell the unsubscribed portion of the New Units to the Proposed Purchaser at any time during the ninety (90) days following the termination of the Election Period pursuant to the terms and conditions set forth in the First Notice.  The Board may, in its reasonable discretion, impose such other reasonable and customary terms and procedures such as setting a closing date, rounding the number of Units covered by this Section 7.10 to the nearest whole Unit and requiring customary closing deliveries in connection with any preemptive rights offering.  In the event any Eligible Purchaser refuses to purchase offered Units for which it subscribed pursuant to the exercise of preemptive rights granted thereto under Section 7.9 and this Section 7.10, in addition to any other rights the Company may be permitted to enforce at law or in equity, such Eligible Purchaser and any Permitted Transferee of such Eligible Purchaser shall not be considered an Eligible Purchaser for any future rights granted under Section 7.9 and this Section 7.10 unless the Board expressly designates such Person as an Eligible Purchaser (which the Board, in its sole discretion, may do on an offer-by-offer basis or not at all).

(c)            Notwithstanding anything to the contrary in this Agreement, at any time after the six-month anniversary of the First Notice with respect to each proposed issuance of New Units pursuant to this Section 7.10, the Company shall be entitled to waive, on behalf of each Eligible Purchaser, each former Eligible Purchaser and each of their respective Affiliates, successors and assigns and the members, partners, stockholders, directors, managers, officers, liquidators and employees of each of the foregoing (collectively, the “Eligible Purchaser Persons”) any and all claims such Eligible Purchaser Persons have, had or may have or had with respect to any non-compliance or violation of this Section 7.10 by any Person with respect to such proposed issuance of New Units (whether or not any Units were issued or sold pursuant to this Section 7.10), other than any such claim that has been made in writing and delivered to the Company prior to the expiration of such six-month anniversary.

7.11         Specific Performance.  Each Member acknowledges that it shall be impossible to measure in money the damage to the Company or the Members, if any of them or any transferee or any legal representative of any party hereto fails to comply with any of the restrictions or obligations imposed by this Article 7, that every such restriction and obligation is material, and that in the event of any such failure, the Company or the Members shall not have an adequate remedy at law or in damages.  Therefore, each Member consents to the issuance of an injunction or the enforcement of other equitable remedies against him or it at the suit of an aggrieved party without the posting of any bond or other security, to compel specific performance of all of the terms of this Article 7 and to prevent any Disposition of Units in contravention of any terms of this Article 7, and waives any defenses thereto, including the defenses of: (i) failure of consideration; (ii) breach of any other provision of this Agreement; and (iii) availability of relief in damages.

7.12         Termination Following Qualified Public Offering.  Notwithstanding anything to the contrary in this Article 7, the provisions of this Article 7 shall terminate and be of no further force or effect upon the consummation of a Qualified Public Offering.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

ARTICLE 8
MANAGEMENT

8.1           Management Under Direction of the Board.

(a)            General Scope.  The business and affairs of the Company shall be managed and controlled by a board of managers (the “Board,” and each member of the Board, a “Director”), and, subject to the terms and conditions of this Agreement, the Board shall have full and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein.  Notwithstanding the foregoing, no Director in his or her individual capacity shall have the authority to manage the Company or approve matters relating to, or otherwise to bind the Company, such powers being reserved to all of the Directors acting pursuant to Section 8.2(e) through the Board and to such agents of the Company as designated by the Board.  Neither the Directors nor the officers of the Company have authority to take any action in contravention of the Genesis Agreement.

(b)            Specific Powers; Delegation.

(i)             The Directors are authorized on the Company’s behalf, and in all cases subject to the restrictions imposed on the Company as the general partner of Genesis by the Genesis Agreement, to make all decisions as to the acquisition, financing, maintenance, holding and disposition of the Company’s  assets (the “Company Property”), and in connection therewith are authorized on the Company’s behalf, and subject to the terms of this Agreement, to make all decisions as to (A) the development, sale, lease or other disposition of the Company Property; (B) the purchase or other acquisition of other assets of all kinds; (C) the management of all or any part of the Company Property and the  business of the Company; (D) the borrowing of money and the granting of security interests in the Company Property (including loans from Members); (E) the prepayment, refinancing or extension of any security interest affecting the Company Property; (F) the compromise or release of any of the Company’s claims or debts; (G) the employment of persons, firms or corporations for the operation and management of the Company’s business; and (H) determination of the amount of Available Cash and the amount and timing of Distributions to Members.

(ii)            The Directors are authorized on the Company’s behalf in its capacity as the general partner of Genesis, to make all decisions regarding the conduct, direction and management of all activities of Genesis, and regarding the exercise of all management powers over the business and affairs of Genesis, in accordance with the terms of the Genesis Agreement.  In this regard, the Directors are authorized on the Company’s behalf, in its capacity as general partner of Genesis, and subject to any restrictions contained in the Genesis Agreement, to make all decisions regarding exercise of the powers now or hereafter granted a general partner of a limited partnership under applicable Law or that are granted to the general partner of Genesis under the various provision of the Genesis Agreement, and to make all decisions related to the exercise of full power and authority to do all things, on such terms as the Directors in their sole discretion deem necessary or appropriate, to conduct the business of Genesis, including decisions related to (A) exercise of all powers set forth in Section 2.5 of the Genesis Agreement, (B) effectuating the purposes set forth in Section 2.4 of the Genesis Agreement and (C) the matters specifically listed in Section 7.2 of the Genesis Agreement.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(iii)           The Directors may delegate to the officers of the Company the authority to conduct the day to day business and operations of the Company and Genesis, including the authority, on behalf of the Company acting both in its own capacity and in the capacity of the general partner of Genesis, to execute and deliver (A) all contracts, conveyances, assignments, leases, subleases, franchise agreements, licensing agreements, management contracts and maintenance contracts covering or affecting the Company Property and the assets of Genesis (“Genesis Property”); (B) all checks, drafts and other orders for the payment of the Company’s funds and Genesis’ funds; (C) all promissory notes, mortgages, deeds of trust, security agreements and other similar documents; (D) all articles, certificates and reports pertaining to the Company’s or Genesis’ organization, qualification and dissolution; (E) all tax returns and reports; (F) all documents necessary to acquire Company Property and Genesis Property; and (G) all other instruments of any kind or character relating to the conduct of the Company’s or Genesis’ day to day business and operations.

8.2           Board of Directors.

(a)            Composition; Initial Directors.  The Board shall consist of eleven (11) Directors, designated as follows:

(i)             six (6) designees of the Quintana Entity (each, a “Quintana Designee”), two (2) of whom must be Independent Directors;

(ii)            subject to Section 8.2(b)(i), three (3) designees of the Davison Group (each, a “Davison Designee”), one of whom must be an Independent Director;

(iii)           subject to Section 8.2(b)(ii), one (1) designee of the EIV Entity (the “EIV Designee”), who must be an Independent Director; and

(iv)           subject to Section 8.2(e), the Chief Executive Officer of the Company.

At least four (4) of the Directors will be Independent Directors.  The Quintana Entity shall be entitled to assign its right to designate Directors to any Person in connection with the Disposition by the Quintana Entity of any Series A Units held by the Quintana Entity to such Person.  Each Director shall serve in such capacity until his successor has been elected and qualified or until such person’s death, resignation or removal.  The initial Board shall consist of the persons listed on Schedule III.  The members of the Board shall be “Managers” within the meaning of the Act.

(b)            Reduction in Designees.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(i)             The Davison Group shall have the right to (A) designate three Directors pursuant to Section 8.2(a)(ii) above only so long as the Davison Group holds in the aggregate at least 75% of the Series A Units held by the Davison Group as of the Effective Date, (B) if the Davison Group’s holdings fall below the 75% threshold, the Davison Group shall continue to have the right to designate two Directors only so long as the Davison Group holds in the aggregate at least 50% of the Series A Units held by the Davison Group as of the Effective Date, and (C) if the Davison Group’s holdings fall below the 50% threshold, the Davison Group shall continue to have the right to designate one Director only so long as the Davison Group holds in the aggregate at least 25% of the Series A Units held by the Davison Group as of the Effective Date; provided, however, that the number of Directors the Davison Group has a right to designate hereunder will not be less than the number of Directors the Davison Group or any of its affiliates has a right to Designate under the Davison Unitholder Rights Agreement.  Any Directors designated by the Davison Group or any of its affiliates pursuant to the Davison Unitholder Rights Agreement shall count toward the number of Directors the Davison Group has the right to designate pursuant to Section 8.2(a)(ii).  In the event the right of the Davison Group to designate Directors is reduced, the Davison Group shall immediately remove a Davison Designee and the Quintana Entity shall have the right to designate the number of Directors the Davison Group is no longer entitled to designate.

(ii)            The EIV Entity shall have the right to designate one Director pursuant to Section 8.2(a)(iii) above only so long as the EIV Entity holds in the aggregate at least 75% of the Series A Units held by the EIV Entity as of the Effective Date.  In the event the EIV Entity no longer has the right to designate one Director, the removal of the EIV Designee shall be deemed to occur simultaneously with the EIV Entity losing such right and the Quintana Entity shall have right to designate such Director.

(c)            Chairman of the Board.  The Quintana Entity, acting in its sole discretion, will have the authority to appoint the Chairman of the Board of Directors, which will be a position held as a Director, and will not be deemed an officer of the Company.  The Chairman of the Board will preside at all meetings of the Members or of the Directors at which he may be present, and will have such other duties, powers and authority as may be prescribed by this Agreement, or by resolutions adopted by the Directors and which he accepts.

(d)            Time Devoted to Business.  The Directors shall devote only the amount of time to the Company’s activities as is reasonably necessary to discharge the Directors’ responsibilities.

(e)            Removal.  Subject to the disqualification of a Director to serve in accordance with Section 8.2(a) above, any Director designated by a Member may be removed with or without cause only by vote or consent of the Member entitled to designate such Director.  Any Director not designated by a Member may be removed with or without cause by a vote or consent of at least a majority of the Directors.  The removal from the Board (with or without cause) of any director designated under Section 8.2(a)(iv) above shall be deemed to occur simultaneously with the cessation of his or her employment as Chief Executive Officer.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(f)             Resignations.  A Director may resign at any time.  Such resignation shall be in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Company.  The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

(g)            Vacancies.  In the event that a vacancy is created on the Board by the death, disability, retirement, resignation or removal of any Director, such vacancy shall be filled only by consent of the Member entitled to designate such Director.  A Member or group of Members entitled to designate a Director may do so at any time by written notice to the Company.  Any vacancy created by the increase in the authorized number of Directors on the Board shall be filled by the Quintana Entity.

(h)            Quorum; Required Vote for Board Action.  Unless otherwise required or permitted by this Agreement, six (6) Directors, either present (in person or by teleconference) or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of the Board, and actions by the Board shall require the vote or consent of at least six (6) Directors.  Each Director shall have one vote; provided, that the Director or Directors (other than Independent Directors) designated by a particular Member shall be entitled to cast in the aggregate a number of votes at a meeting equal to the number of Directors (other than Independent Directors) such Member is entitled to designate if (i) any of the Directors (other than Independent Directors) designated by such Member is not present at such meeting (and such absent Director shall be deemed to have given a proxy to vote at such meeting to the other Director or Directors (other than Independent Directors) designated by such Member) or (ii) if there are any vacancies (other than vacancies to be filled by Independent Directors) on the Board which such Member is entitled to fill with its designees (for example, if the Quintana Entity is entitled to designate four (4) non-Independent Directors and have designated only three (3) non-Independent Directors, then those three (3) non-Independent Directors or either of them may cast a total of four (4) votes on matters presented to the Board).  A Director entitled to cast multiple votes in accordance with the foregoing shall, for quorum purposes, count as a number of Directors equal to such number of votes.

(i)             Place of Meetings; Order of Business.  The Board may hold its meetings and may have an office and keep the books of the Company, except as otherwise provided by Law, in such place or places, within or without the State of Delaware, as the Board may from time to time determine by resolution.  At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by the by resolution of the Board.

(j)             Regular Meetings.  The Board shall hold regular meetings of the Board at least four (4) times each calendar year, at such times and places as shall be designated from time to time by resolution of the Board.  Notice of such regular meetings shall not be required.

(k)            Special Meetings.  Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer or any two (2) Directors, on at least forty-eight (48) hours personal, written, telegraphic, cable, wireless or electronic notice to each Director, which notice must include appropriate dial-in information to permit each Director to participate in such meeting by means of telephone conference.  Such notice need not state the purpose or purposes of, or business to be transacted at, such meeting, except as may otherwise be required by Law.

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(l)             Compensation.  The Directors not employed by the Company may receive compensation for serving on the Board as approved by the Board.  All of the Directors shall be entitled to reimbursement for reasonable out-of-pocket expenses in attending meetings of the Board.

(m)           Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Directors having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Directors entitled to vote thereon were present and voted.  The Board shall deliver a copy of the written consent to all of the Directors prior to such action being taken.  Prompt notice of the taking of the action without a meeting by less than a unanimous written consent shall be given by the Company to those Directors who have not consented in writing, and the writing or writings shall be filed with the minutes of proceedings of the Board.

(n)            Telephonic Conference Meeting.  Subject to the requirement for notice of meetings, members of the Board shall have a right to participate in any meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(o)            Waiver of Notice Through Attendance.  Attendance of a Director at any meeting of the Board (including by telephone) shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened and notifies the other Directors at such meeting of such purpose.

(p)            Reliance on Books, Reports and Records.  Each Director shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account, opinions reports or statements made to the Company by any of its Officers or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board or any other Person pertaining to matters the Directors reasonably believe to be within the Person’s expertise or competence, or in relying in good faith upon other records of the Company.

(q)            Committees of Directors; Delegation of Authority to Individual Director.  The Directors may designate one or more committees, each of which shall be comprised of one or more Directors, and may designate one or more of the Directors as alternate members of any committee.  Except for matters that cannot be delegated to such a committee according to this Agreement, any such committee, to the extent provided in the resolution establishing it, shall have and may exercise all of the authority that may be exercised by the Directors.  Regular and special meetings of such committee shall be held in the manner designated by the Directors or, if not so designated, by such committee.  The Directors may dissolve any committee at any time.  In addition, the Directors may delegate to one or more Directors such authority and duties, and assign to them such titles, as the Directors may deem advisable.  Any such delegation may be revoked at any time by the Directors.  A majority of the members of a committee will constitute a quorum at a meeting of the committee.  No action may be taken absent a quorum.  At any meeting of a committee the act of a majority of the members who are present at such meeting at which a quorum is present will be the act of the committee.

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Amended and Restated Limited Liability Company Agreement

(r)            Audit Committee.  The Directors will designate an Audit Committee composed entirely of three or more Independent Directors.  The Audit Committee shall perform such functions as may be appropriate, including meeting for the purpose of deciding on whether or not to grant a Special Approval pursuant to the terms of the Genesis Agreement, at the request of any Member.

8.3           Officers.

(a)            Generally.

(i)             The Company may have such officers (the “Officers”) as the Board in its discretion may appoint including a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries, and on or more Assistant Treasurers.  The Directors may, if they desire, elect or appoint additional officers as may be deemed necessary, and may further identify or describe the rights and duties of any one or more of the officers of the Company.  The Board shall not be responsible for any misconduct or negligence on the part of any such Officer appointed in good faith.  Any such Officers may, subject to the general direction of the Board, have responsibility for the management of the normal and customary day-to-day operations of the Company, and act as “agents” of the Company in carrying out such activities.  Any Officer may resign at any time.  Such resignation shall be in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Board.  The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

(ii)            The Officers need not be Members, Directors or residents of the State of Delaware.  Any two or more offices may be held by the same person.  An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnishes any bond required by the Directors; but the Directors also may require his written acceptance and promise faithfully to discharge the duties of such office.

(iii)           Subject to the rights and obligations contained in any employment or similar agreement between the Company and an Officer, each Officer shall hold his office at the pleasure of the Directors or for such other period as the Directors may specify by agreement or otherwise at the time of his election or appointment, or until his death, resignation, replacement or removal by the Directors, whichever first occurs.

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Amended and Restated Limited Liability Company Agreement

(iv)           The Directors from time to time also may appoint such other agents for the Company as they shall deem necessary or advisable, each of whom shall serve at the pleasure of the Directors or for such period as the Directors may specify, and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the Directors or by an officer empowered by the Directors to make such determinations.

(b)            Removal.  The Board may remove any Officer or agent or member of a committee, and any employee, with or without cause at any time; provided, however, that such removal shall be without prejudice to the contractual rights, if any, of the Officer so removed.  Election or appointment of an Officer shall not of itself create contract rights.

(c)            Compensation.  The Officers shall receive compensation for their services as approved by the Directors.  To the extent the officers shall incur out-of-pocket costs and expenses in the course of their service hereunder, including the portion of their overhead reasonably allocable to Company activities, the officers shall be reimbursed for such costs and expenses by the Company.

(d)            Delegation of Authority to Hire, Discharge and Designate Duties.  The Directors from time to time may delegate to the Chief Executive Officer or other officer or executive employee of the Company, authority to hire, discharge, and fix and modify the duties, salary or other compensation of, employees of the Company under their jurisdiction, and the Directors may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the Company the services of attorneys, accountants, and other experts.

(e)            Chief Executive Officer.  In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Members or of the Directors at which he may be present.  The Chief Executive Officer shall have such other duties, powers, and authority as may be prescribed in this Agreement or by resolutions adopted by the Directors.  The Directors may delegate such other authority and assign such additional duties to the Chief Executive Officer, other than those conferred by law exclusively upon the President, as they may from time to time determine, and, to the extent permissible by law, the Directors may confer on the Chief Executive Officer all of the powers otherwise conferred upon the President of the Company under Section 8.3(f) of this Agreement, or they may, from time to time, divide the responsibilities, duties, and authority for the general control and management of the Company’s business and affairs between the Chief Executive Officer and the President.

(f)            President.  Subject to any resolutions adopted by the Directors regarding the duties, powers and authority of the President, the President shall have such general executive powers and duties of supervision and management as usually are vested in the office of the president of a corporation, and he shall carry into effect all directions and resolutions of the Directors.  The President, in the absence of the Chairman of the Directors and the Chief Executive Officer, shall preside at all meetings of the Members or of the Directors.

The President may execute all bonds, notes, debentures, mortgages, and other contracts requiring a seal, under the seal of the Company, may cause the seal to be affixed thereto, and may execute all other instruments for and in the name of the Company.

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Amended and Restated Limited Liability Company Agreement

Unless the Directors otherwise provide, the President, or any person designated in writing by him, may (i) attend meetings of shareholders, partners or members of other companies to represent this Company thereat and to vote or take action with respect to interests of any such company owned by this Company in such manner as he or his designee may determine, and (ii) execute and deliver waivers of notice and proxies for and in the name of this Company with respect to interests of any such company owned by this Company.

He shall, unless the Directors otherwise provide, be an ex officio member of all standing committees.

He shall have such other or further duties and authority as may be prescribed elsewhere in this Agreement or from time to time or by resolutions adopted by the Directors.

(g)            Vice Presidents.  In the absence, disability, or inability or refusal to act of the President, any Vice President may perform the duties and exercise the powers of the President, until the Directors otherwise provide.  Vice Presidents shall perform such other duties and have such other power and authority as shall from time to time be prescribed by resolutions adopted by the Directors.

(h)            The Secretary and Assistant Secretaries.  The Secretary shall attend all sessions of the Directors and all meetings of the Members, shall prepare minutes of all proceedings at such meetings, and shall preserve them in a minute book of the Company.  He shall perform similar duties for the executive and other standing committees when requested by the Directors or any such committee.  He shall see that all books, records, lists, and information, or duplicates, required to be maintained at the registered or other office of the Company in Delaware, or elsewhere, are so maintained.  He shall perform such other duties and have such other responsibility and authority as may be prescribed elsewhere in this Agreement or shall from time to time be prescribed by resolutions adopted by the Directors or by the Chief Executive Officer or President of the Company, under whose direct supervision he shall be.

Any Assistant Secretary, in the absence, disability, or inability or refusal to act of the Secretary, may perform the duties and exercise the powers of the Secretary until the Directors otherwise provide.  Assistant Secretaries shall perform such other duties and have such other authority as the Directors may from time to time prescribe.

(i)             The Treasurer and Assistant Treasurers.  The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Company, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall keep, or cause to be kept, all other books of account and accounting records of the Company.  He shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Directors or by any officer of the Company to whom such authority has been granted by the Directors.  He shall disburse, or permit to be disbursed, the funds of the Company as may be ordered, or authorized generally, by the Directors, and shall render to the Chief Executive Officer and President of the Company and the Directors, whenever they may require it, an account of all his transactions as Treasurer and of those under his jurisdiction, and of the financial condition of the Company.  He shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in this Agreement or from time to time by resolutions adopted by the Directors.

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Amended and Restated Limited Liability Company Agreement

He shall, unless otherwise provided by the Directors, be the chief financial and accounting officer of the Company.

If required by the Directors, he shall give the Company a bond in a sum and with one or more sureties satisfactory to the Directors for the faithful performance of the duties of his office and for the restoration to the Company, in the case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control which belong to the Company.

Any Assistant Treasurer, in the absence, disability, or inability or refusal to act of the Treasurer, may perform the duties and exercise the powers of the Treasurer until the Directors otherwise provide.  Assistant Treasurers shall perform such other duties and have such other authority as the Directors may from time to time prescribe.

(j)             Duties of Officers May be Delegated.  If any Officer be absent or unable to act, or for any other reason that the Directors may deem sufficient, the Directors may delegate, for the time being, some or all of the functions, duties, powers, and responsibilities of any officer to any other officer, or to any other agent or employee of the Company or other responsible person, provided a majority of all the Directors concurs.

8.4           Members.  The Members in their capacity as such shall not have any power or authority to manage the business or affairs of the Company or to bind the Company or enter into agreements on behalf of the Company.  To the fullest extent permitted by Law and notwithstanding any provision of this Agreement or any Transaction Document, no Member shall have any duty, fiduciary or otherwise, to the Company or any other Member in connection with the business and affairs of the Company or any consent or approval given or withheld pursuant to this Agreement or any Transaction Document.  Except as otherwise expressly provided in this Agreement, Members shall have no voting rights or rights of approval, veto or consent or similar rights over any actions of the Company.  Any matter requiring the consent or approval of any of the Members pursuant to this Agreement shall be taken without a meeting, without prior notice and without a vote, by a consent in writing, setting forth such consent or approval, and signed by the holders of not less than the number of outstanding Units necessary to consent to or approve such action.  Prompt notice of such consent or approval shall be given by the Company to those Members who have not joined in such consent or approval.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

8.5           Decisions Requiring Board Approval.

(a)            Notwithstanding anything in this Agreement to the contrary, the following actions by the Company or any of its Subsidiaries shall require approval by the Board in accordance with Section 8.2(h), and the Quintana Entity, in its capacity as a Member:

(i)             any distribution to the holders of Units or any redemption, acquisition or repurchase of any Units or other Membership Interests (including any securities convertible into or exercisable or exchangeable for a Unit or other Membership Interest);

(ii)            the election or removal of Officers;

(iii)           entering into or amending any employment or severance agreement with any Officer or employee of the Company, and all compensation programs (including base salaries, bonuses and allocation of amounts reserved by the Company pursuant to Section 6.1(j)) for officers and key employees;

(iv)           the creation, authorization or issuance of any Units (including the establishment of Threshold Values for Series B Units) or other Membership Interests (including any equity-based compensation program, or any securities convertible into or exercisable or exchangeable for a Unit or other Membership Interest), or the admission of a Member;

(v)            the adoption of the Annual Budget, any modification to the Annual Budget, or the taking of any action that is or would be reasonably likely to be in variance therefrom (including any change in the actual proposed expenditure or revised expenditure projections of the Annual Budget of more than $1,000,000 individually or in the aggregate);

(vi)           entering into or amending any joint venture, partnership or material operating alliance;

(vii)          entering into or amending a note, credit agreement, credit facility, letter of credit or other instrument of indebtedness in an aggregate amount of $1,000,000 or more in any transaction or series of related transactions (unless previously included in an Annual Budget that has been approved by the Board); otherwise incurring indebtedness or agreeing to furnish a guarantee or other credit support in an amount in excess of $1,000,000 in any transaction or series of related transactions; or the purchase, redemption, cancellation, prepayment or other complete or partial discharge in advance of a scheduled payment or mandatory redemption date of any such obligation in any transaction or series of related transactions;

(viii)         the purchase, sale, lease, transfer or other acquisition or disposition of assets (including the disposition of equity securities) in any transaction or series of related transactions for consideration (including assumed indebtedness) in excess of $1,000,000 (unless previously included in an Annual Budget that has been approved by the Board);

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Amended and Restated Limited Liability Company Agreement

(ix)           any real estate lease or purchase;

(x)            any agreement outside of the ordinary course of business;

(xi)           any commencement or settlement of any litigation, investigation or proceeding;

(xii)          except as specified in the Annual Budget, entering into any agreement or series of related agreements (A) involving expenditures in excess of $1,000,000, or (B) which contain material restrictions on the operation of the business of the Company and its Subsidiaries or their Affiliates;

(xiii)         any sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole;

(xiv)         any consolidation, merger or other business combination or any conversion to another type or form of business entity;

(xv)          any Liquidation Event;

(xvi)         the registration of any securities under the Securities Act or any public offering of securities (including any Qualified Public Offering);

(xvii)        the adoption of a plan or proposal for a complete or partial liquidation, reorganization or recapitalization or commencement of any case, proceeding or action seeking relief under any laws relating to bankruptcy, insolvency, conservatorship or relief of debtors, or applying for or consenting to the appointment of a receiver, trustee, custodian, conservator or similar official, or filing an answer admitting the material allegations of a petition filed against the Company or any of its Subsidiaries in any such proceeding, or making a general assignment for the benefit of creditors, or admitting in writing its inability or failing generally to pay its debts as they become due;

(xviii)       making, modifying or withdrawing any Capital Call;

(xix)          any transaction with any Officers (other than in their capacity as such), Directors or Affiliates of the Company;

(xx)           the adoption of any voluntary change in the tax classification for federal income tax purposes of the Company or any of its Subsidiaries;

(xxi)          selection of the Company’s independent public accountants;

(xxii)         any change in the principal line of business of the Company and its Subsidiaries taken as a whole or in the Company’s purpose as set forth in Section 2.4;

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Amended and Restated Limited Liability Company Agreement

(xxiii)        approval of any other item specifically required elsewhere in this Agreement to be approved by the Board;

(xxiv)        any acquisition of another business or entity or assets for which the consideration consists, all or in part, of Units or options or other rights to acquire Units;

(xxv)         make or acquire any investments in (including the purchase or other acquisition of equity securities), or purchase or otherwise acquire all or substantially all of the assets of, or make any loans to, any Person; and

(xxvi)        entering into any agreement or otherwise committing to do any of the foregoing.

8.6           Acknowledgement Regarding Outside Businesses and Opportunities.

(a)            Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, each of the Company and the Members acknowledges and agrees that the Investors and their respective Affiliates (i) have made, prior to the date hereof, and are expected to make, on and after the date hereof, investments (by way of capital contributions, loans or otherwise), and (ii) have engaged, prior to the date hereof, and are expected to engage, on and after the date hereof, in other transactions with and with respect to, in each case, Persons engaged in businesses that directly or indirectly compete with the business of the Company and its Subsidiaries as conducted from time to time.  The Company and the Members agree that any involvement, engagement or participation of such Investors and their respective Affiliates (including any Investor Designee) in such investments, transactions and businesses, even if competitive with the Company, shall not be deemed wrongful or improper or to violate any duty express or implied under applicable Law.

(b)            The Company and each Member hereby renounces any interest or expectancy in any business opportunity, transaction or other matter in which any member of the Investor Group participates or desires or seeks to participate and that involves any aspect of the energy business or any other industry or business (each, a “Business Opportunity”) other than a Business Opportunity that (i) is related to the business of the Company and is presented to an Investor Designee solely in such individual’s capacity as a Director and with respect to which no member of the Investor Group (other than an Investor Designee solely in such individual’s capacity as a Director) independently receives notice or otherwise identifies such Business Opportunity or (ii) is identified by the Investor Designee solely through the disclosure of information by or on behalf of the Company to such Investor Designee (solely in such individual’s capacity as a Director) and with respect to which no other member of the Investor Group independently receives notice or otherwise identifies, unless with respect to each of clauses (i) and (ii), the Investor Designee reasonably believes the Company does not have the financial or organizational resources to pursue such Business Opportunity (each Business Opportunity other than those referred to in clauses (i) or (ii), subject to satisfying the qualifications above relating thereto, are referred to as a “Renounced Business Opportunity”).  No member of the Investor Group, including any Investor Designee, shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company, and any member of the Investor Group may pursue for itself or direct, sell, assign or transfer to a Person other than the Company any Renounced Business Opportunity.

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Amended and Restated Limited Liability Company Agreement

(c)            Each of the Company and the Members hereby agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against the Investors, any Covered Person or any of their respective Affiliates for or in connection with any such investment activity or other transaction activity or other matters described in Section 8.6(a) or (b), or activities related to any of the foregoing, whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement or any other Transaction Document) or otherwise, are expressly released and waived by the Company and each Member, in each case to the fullest extent permitted by Law.

(d)            Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, each of the Company and the Members acknowledges and agrees that the Investors and their respective Affiliates (including the Investor Designees) have obtained, prior to the date hereof, and are expected to obtain, on and after the date hereof, confidential information from other entities in connection with the activities and transactions described in Section 8.6(a) or otherwise.  Each of the Company and the Members hereby agrees that (i) none of the Investors or any of their respective Affiliates (including the Investor Designees) has any obligation to use in connection with the business, operations, management or other activities of the Company or to furnish to the Company or any Member any such confidential information, and (ii) that any claims against, actions, rights to sue, other remedies or other recourse to or against the Investors, any Covered Person or any of their respective Affiliates (including the Investor Designees) for or in connection with any such failure to use or to furnish such confidential information, whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement or any other Transaction Document) or otherwise, are expressly released and waived by the Company and each Member, to the fullest extent permitted by Law.

(e)            The parties to this Agreement acknowledge that the Quintana Entity is affiliated with several funds controlled, directly or indirectly, by Quintana Capital Group GP, Ltd., a Cayman Islands exempted company (“QCG”) and that QCG or an affiliate thereof, directly or indirectly manages other funds and may form additional funds in the future (such other funds, and such other funds’ respective parallel, alternative and related investment funds are collectively referred to as the “Related Funds”).  The Quintana Entity and the Related Funds have or may have certain common investors and similar or overlapping investment objectives.  Moreover, certain individuals who perform services on behalf of QCG or the Quintana Entity (including those who make investment decisions on behalf thereof), its general partner or its management company also perform or may perform services on behalf of one or more of the Related Funds (each such individual is referred to herein as a “Fund Participant”).  Neither any Related Funds nor any Fund Participant to which Confidential Information is not disclosed shall be restricted by the terms of this agreement.  Given the related nature of the Quintana Entity, the Related Funds and the Fund Participants, the parties recognize that the Related Funds and Fund Participants may be aware of the relationship or the transaction contemplated hereby, but no breach of this agreement will arise by reason of such knowledge.  The Quintana Entity and the Related Funds currently have and will likely acquire in the future investments in numerous energy-related companies (collectively, the “Portfolio Companies”).  As such, the Company understands that the Portfolio Companies, or any of them, may have lines of business similar to or in competition with those of the Company, may have some of the same customers, suppliers, vendors, contractors and service providers as the Company and may have operating, financial and other attributes similar to those of the Company.  Nevertheless, no breach of this Agreement shall exist merely because of these competing businesses, common third-party relationships or similar business attributes.  In addition, if Confidential Information is actually disclosed to a Fund Participant, but such Fund Participant does not actually disclose such information to any Portfolio Company for which such Fund Participant serves as a director, manager or officer, or any other director, manager, officer or employee of such Portfolio, neither such Portfolio Company nor any of its directors, managers, officers or employees shall be considered a Restricted Person under this Agreement and therefore shall not be restricted by the terms hereof.

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Amended and Restated Limited Liability Company Agreement

8.7           No Fiduciary Duties.

(a)            TO THE FULLEST EXTENT PERMITTED BY LAW, AND NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT, THERE SHALL NOT BE ANY DUTY, FIDUCIARY OR OTHERWISE, OWED BETWEEN THE MEMBERS (OR BY A MEMBER TO THE COMPANY), OR BY ANY OF THE DIRECTORS (OTHER THAN INDEPENDENT DIRECTORS) TO THE MEMBERS OR TO THE COMPANY THAT MAY BE IMPOSED BY LAW UPON A DIRECTOR OR MEMBER BY VIRTUE OF SUCH PERSON’S STATUS AS A “MANAGER” OR “MEMBER” (AS SUCH TERMS ARE USED IN THE ACT) OF A DELAWARE LIMITED LIABILITY COMPANY.  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, EACH OF THE MEMBERS ACKNOWLEDGES AND AGREES THAT EACH MEMBER, IN ITS CAPACITY AS A MEMBER, AND EACH DIRECTOR (OTHER THAN INDEPENDENT DIRECTORS) MAY DECIDE OR DETERMINE ANY MATTER SUBJECT TO THE APPROVAL OF SUCH MEMBER OR ANY SUCH DIRECTOR PURSUANT TO ANY PROVISION OF THIS AGREEMENT IN THE SOLE AND ABSOLUTE DISCRETION OF SUCH MEMBER OR ANY SUCH DIRECTOR, AND IN MAKING SUCH DECISION OR DETERMINATION SUCH MEMBER OR ANY SUCH DIRECTOR SHALL HAVE NO DUTY, FIDUCIARY OR OTHERWISE, TO ANY OTHER MEMBER OR TO THE COMPANY, IT BEING THE INTENT OF ALL MEMBERS THAT SUCH MEMBER, IN ITS CAPACITY AS A MEMBER, AND EACH DIRECTOR (OTHER THAN INDEPENDENT DIRECTORS) HAVE THE RIGHT TO MAKE SUCH DETERMINATION SOLELY ON THE BASIS OF ITS OWN INTERESTS OR THE INTERESTS OF THE MEMBER(S) THAT DESIGNATED SUCH DIRECTOR.  EACH OF THE COMPANY AND THE MEMBERS HEREBY AGREES THAT ANY CLAIMS AGAINST, ACTIONS, RIGHTS TO SUE, OTHER REMEDIES OR OTHER RECOURSE TO OR AGAINST THE MEMBERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND EACH DIRECTOR, FOR OR IN CONNECTION WITH ANY SUCH DECISION OR DETERMINATION, IN EACH CASE WHETHER ARISING IN COMMON LAW OR EQUITY OR CREATED BY RULE OF LAW, STATUTE, CONSTITUTION, CONTRACT (INCLUDING THIS AGREEMENT) OR OTHERWISE, ARE IN EACH CASE EXPRESSLY RELEASED AND WAIVED BY THE COMPANY AND EACH MEMBER, TO THE FULLEST EXTENT PERMITTED BY LAW, AS A CONDITION OF, AND AS PART OF THE CONSIDERATION FOR, THE EXECUTION OF THIS AGREEMENT AND ANY RELATED AGREEMENT, AND THE INCURRING BY THE MEMBERS OF THE OBLIGATIONS PROVIDED IN SUCH AGREEMENTS.  NOTHING HEREIN SHALL BE DEEMED TO ALTER THE CONTRACTUAL OBLIGATIONS OF A MEMBER TO ANOTHER MEMBER OR TO THE COMPANY PURSUANT TO THIS AGREEMENT.  THE PROVISIONS OF THIS AGREEMENT, TO THE EXTENT THAT THEY RESTRICT OR ELIMINATE THE DUTIES OR LIABILITIES OF A PARTICULAR PERSON OTHERWISE EXISTING AT LAW OR IN EQUITY, ARE AGREED BY THE MEMBERS TO REPLACE SUCH DUTIES AND LIABILITIES EXISTING AT LAW OR IN EQUITY OF SUCH PERSON.  NOTHING IN THIS SECTION 8.7 SHALL CREATE ANY DUTY OR LIABILITY THAT DOES NOT EXIST AT LAW OR IN EQUITY.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

8.8           Amendment, Modification or Repeal.  Any amendment, modification or repeal of the second sentence of Section 8.4 or Section 8.6 or Section 8.7 or any provision thereof shall be prospective only and shall not in any way affect the limitations on the liability under such provisions as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE 9
PRE-EFFECTIVE TIME LIMITATION OF LIABILITY AND INDEMNIFICATION

9.1           Exculpation.  Directors and officers of the Company shall not be liable to the Company or its Members for monetary damages for an act or omission in the Director’s capacity as a Director or the officer’s capacity as an officer, as the case may be, relating to any action or omission occurring prior to the Effective Time except that this Section does not eliminate or limit the liability of a Director or officer to the extent the Director or officer is found liable for (i) an act or omission occurring prior to the Effective Time not in good faith that involves intentional misconduct or a knowing violation of the law; (ii) a transaction occurring prior to the Effective Time from which the Director or officer received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the respective Director’s or officer’s office; or (iii) an act or omission occurring prior to the Effective Time for which the liability of a Director or officer is expressly provided by an applicable statute.  Any repeal or amendment of this Section 9.1 by the Members shall be prospective only and shall not adversely affect any limitation on the liability of a Director or officer under this Article 9 existing at the time of such repeal or amendment.  In addition to the circumstances in which a Director or officer is not liable as set forth in the preceding sentences, a Director or officer shall not be liable for any act or omission occurring prior to the Effective Time to the fullest extent permitted by any provision of the statutes of Delaware hereafter enacted that further limits the liability of a manager or officer of a limited liability company.

9.2           Right to Indemnification.  Subject to the limitations and conditions as provided in this Article 9, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit or proceeding relating to any action or alleged action or failure to act or alleged failure to act occurring prior to the Effective Time, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “Pre-Effective Time Proceeding”), or any appeal in such a Pre-Effective Time Proceeding or any inquiry or investigation that could lead to such a Pre-Effective Time Proceeding, by reason of the fact that such Person, or another Person of whom such Person is the legal representative, is or was a Member and/or Director of the Company or while a Member and/or Director of the Company is or was serving at the request of the Company prior to the Effective Time as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, shall be indemnified by the Company to the fullest extent permitted by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the Act permitted the Company to provide prior to such amendment) against losses, damages, claims, demands, judgments, penalties (including excise and similar taxes and punitive damages), fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) actually incurred by such Person in connection with such Pre-Effective Time Proceeding (collectively “Pre-Effective Time Indemnified Damages”), and indemnification under this Article 9 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article 9 shall be deemed contract rights, and no amendment, modification or repeal of this Article 9 shall have the effect of limiting or denying any such rights with respect to actions taken or Pre-Effective Time Proceedings arising prior to any such amendment, modification, or repeal. It is expressly acknowledged that the indemnification provided in this Article 9 could involve indemnification for negligence or under theories of strict liability.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

9.3           Limitations.  No Member, Director or other Person (“Pre-Effective Time Covered Person”) shall be entitled to be indemnified in respect of any Pre-Effective Time Indemnified Damages incurred by such Pre-Effective Time Covered Person by reason of (i) an act or omission of such Pre-Effective Time Covered Person that involves intentional misconduct or a knowing violation of the law, (ii) a transaction from which the Pre-Effective Time Covered Person received an improper benefit, whether or not the benefit resulted from an action taken within the scope of such Pre-Effective Time Covered Person’s office, or (iii) an act or omission for which the liability of such Pre-Effective Time Covered Person is expressly provided by an applicable statute.  Any indemnity under this Article 9 by the Company shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.

9.4           Advance Payment.  The right to indemnification conferred in this Article 9 shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under this Article 9 who was, is or is threatened to be made a named defendant or respondent in a Pre-Effective Time Proceeding in advance of the final disposition of the Pre-Effective Time Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Pre-Effective Time Proceeding, shall be made only upon delivery to the Company of a written affirmation by such Person of its good faith belief that it has met the standard of conduct necessary for indemnification under this Article 9 and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article 9 or otherwise.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

9.5           Pre-Effective Time Indemnification of Officers, Employees and Agents.  The Company shall indemnify and advance expenses to an Officer of the Company for any matters relating to any action or alleged action or failure to act or alleged faliure to act occurring prior to the Effective Time or a Pre-Effective Time Proceeding to the extent required to do so by the Act or other applicable Law, or any employment agreement with such Officer. The Company, by adoption of a resolution by the Board, may indemnify and advance expenses to such an Officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Members and/or Directors under this Article 9 or to such other extent as the Board of Directors deem advisable; and, the Company may indemnify and advance expenses to Persons who are not or were not Members and/or Directors, Officers, employees, or agents of the Company but who are or were serving at the request of the Company prior to the Effective Time as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of its status as such a Person to the same extent that the Company may indemnify and advance expenses to Members and/or Directors under this Article 9.

9.6           Appearance as a Witness.  Notwithstanding any other provision of this Article 9, the Company may pay or reimburse expenses incurred by a Member, Director or other Person indemnified pursuant to this Article 9 in connection with its appearance as a witness or other participation in a Pre-Effective Time Proceeding at a time when it is not a named defendant or respondent in the Pre-Effective Time Proceeding.

9.7           Nonexclusivity of Rights.  The right to indemnification and the advancement and payment of expenses conferred in this Article 9 shall not be exclusive of any other right which a Member or Director, or other Person indemnified pursuant to this Article 9 may have or hereafter acquire under any Law, provision of this Article 9 or this Agreement, agreement, vote of Members, or otherwise.

9.8           Insurance.  The Company may maintain insurance to protect itself and any Pre-Effective Time Covered Person against any liability asserted against such Person and incurred by such Person or on such Person’s behalf whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Article 9.

9.9           Member Notification.  To the extent required by Law, any indemnification of or advance of expenses to a Member in accordance with this Article 9 shall be reported in writing to the other Members with or before the notice or waiver of notice of the next Members’ meeting or with or before the next submission to Members of a consent to action without a meeting and, in any case, within the 12 month period immediately following the date of the indemnification or advance.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

9.10         Savings Clause.  If this Article 9 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Member, Director, or any other Person indemnified pursuant to this Article 9 as to Pre-Effective Time Indemnified Damages, to the fullest extent permitted by any applicable portion of this Article 9 that shall not have been invalidated and to the fullest extent permitted by Law.

ARTICLE 10
POST-EFFECTIVE TIME LIMITATION OF LIABILITY AND INDEMNIFICATION

10.1         Limitation of Liability and Indemnification of the Covered Persons.

(a)            Notwithstanding any other terms of this Agreement or any Transaction Document, whether express or implied, or any obligation or duty at Law or in equity, and, to the fullest extent permitted by Law, none of the Covered Persons shall be liable to the Company or to any Member for losses sustained or liabilities incurred as a result of any act or omission in connection with the Company’s business (in relation to the Company, any transaction, any investment or any business decision or action, including for breach of contract or breach of duties) taken or omitted by a Covered Person on or after the Effective Time, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgments and agreements set forth in this Agreement (including Section 8.6 and Section 8.7), such Covered Person acted in bad faith, engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that such Covered Person’s conduct was unlawful.

(b)            Any Covered Person acting for, on behalf of or in relation to, the Company in respect of any transaction, any investment or any business decision or action or otherwise on or after the Effective Time shall be entitled to rely on the provisions of the Transaction Documents and on the advice of counsel, accountants and other professionals that is provided to the Company or such Covered Person, and such Covered Person shall not be liable to the Company or to any Member for such Covered Person’s reliance on any Transaction Document or such advice, provided, that there has not been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such reliance, and taking into account the acknowledgments and agreements set forth in this Agreement (including Section 8.6 and Section 8.7), such Covered Person acted in bad faith, engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that such Covered Person’s conduct was unlawful.  The provisions of any Transaction Document, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at Law or in equity, are agreed by the Members to replace, to the fullest extent permitted by applicable Law, such duties and liabilities existing at Law or in equity of such Covered Person.  This Section 10.1(b) does not create any duty or liability of a Covered Person that does not otherwise exist at Law or in equity.  Notwithstanding any provisions of Law or in equity to the contrary, whenever a Covered Person (other than a Independent Director) is permitted or required to make a decision on or after the Effective Time in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, such Covered Person shall be entitled to consider only such interests (including its own interests) and factors as it desires, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company, the Members or any other person to the fullest extent permitted by applicable Law.  Each Member agrees that each Quintana Designee serves as a Director in order to represent the interests of the Quintana-Related Entities and that each Quintana Designee shall be entitled to consider only the interests of the Quintana-Related Entities in such Person’s capacity and actions as a Director and shall not owe any duty, fiduciary or otherwise, at Law or in Equity to the Company, any Member other than the QEP Entity or to any creditor of the Company (whether or not the Company is insolvent or near insolvency).

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(c)            Each Covered Person (regardless of such person’s capacity and regardless of whether another Covered Person is entitled to indemnification) shall be indemnified and held harmless by the Company (but only to the extent of the Company’s assets), to the fullest extent permitted under applicable Law, from and against any and all loss, liability and expense (including taxes; penalties; judgments; fines; amounts paid or to be paid in settlement; costs of investigation and preparations; and fees, expenses and disbursements of attorneys, whether or not the dispute or proceeding involves the Company or any Manager or Member) reasonably incurred or suffered by any such Covered Person on or after the Effective Time in connection with the activities of the Company on or after the Effective Time, provided, that such Covered Person shall not be so indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which such Covered Person is seeking indemnification or seeking to be held harmless hereunder, and taking into account the acknowledgments and agreements set forth in this Agreement (including Section 8.6 and Section 8.7), such Covered Person acted in bad faith, engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that such Covered Person’s conduct was unlawful.  A Covered Person shall not be denied indemnification in whole or in part under this Section 10.1 because such Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(d)            Each Covered Person may rely, and shall incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, paper, document, signature or writing reasonably believed by it to be genuine, and may rely on a certificate signed by an officer, agent or representative of any Person in order to ascertain any fact with respect to such person or within such Person’s knowledge, in each case unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such reliance, action or inaction, such Covered Person acted in bad faith, engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that such Covered Person’s conduct was unlawful.

(e)            NOTWITHSTANDING ANYTHING IN ANY TRANSACTION DOCUMENT TO THE CONTRARY, TO THE FULLEST EXTENT PERMITTED BY LAW, NEITHER THE COMPANY NOR ANY COVERED PERSON SHALL BE LIABLE TO THE COMPANY, TO ANY MEMBER OR TO ANY OTHER PERSON MAKING CLAIMS ON BEHALF OF THE FOREGOING FOR CONSEQUENTIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES, INCLUDING DAMAGES FOR LOSS OF PROFITS, LOSS OF USE OR REVENUE OR LOSSES BY REASON OF COST OF CAPITAL, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, THE BUSINESS OF THE COMPANY, THE GRANTING OR WITHHOLDING OF ANY APPROVAL REQUIRED HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, VIOLATION OF ANY APPLICABLE DECEPTIVE TRADE PRACTICES ACT OR SIMILAR LAW OR ANY OTHER LEGAL OR EQUITABLE DUTY OR PRINCIPLE, AND THE COMPANY AND EACH COVERED PERSON RELEASE EACH OF THE OTHER SUCH PERSONS FROM LIABILITY FOR ANY SUCH DAMAGES.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(f)             The obligations of the Company to the Covered Persons provided in the Transaction Documents or arising under Law are solely the obligations of the Company, and no personal liability whatsoever shall attach to, or be incurred by, any Member or other Covered Person for such obligations, to the fullest extent permitted by Law.  The obligations of each Investor which is a Member provided in the Transaction Documents or arising under Law are solely the obligations of such Investor, and no personal liability whatsoever shall attach to, or be incurred by, any other Covered Person for such obligations, to the fullest extent permitted by Law.  Where the foregoing provides that no personal liability shall attach to or be incurred by a Covered Person, any claims against or recourse to such Covered Person for or in connection with such liability, whether arising in common law or equity or created by rule of law, statute, constitution, contract or otherwise, are expressly released and waived under the Transaction Documents, to the fullest extent permitted by Law, as a condition of, and as part of the consideration for, the execution of the Transaction Documents and any related agreement, and the incurring by the Company or such Member of the obligations provided in such agreements.

(g)            Unless otherwise expressly provided in this Agreement, whenever a conflict of interest exists or arises between a Covered Person or any of its Affiliates, on the one hand, and the Company or another Member, on the other, any resolution or course of action by such Covered Person or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any other Transaction Document or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by the disinterested holders of a majority of the Series A Units then outstanding, (ii)) determined by such Covered Person in accordance with the provisions of Section 10.1(b) above to be on terms no less favorable to the Company than those generally being provided to or available from unrelated third parties or (iii) determined by such Covered Person in accordance with the provisions of Section 10.1(b) above to be fair and reasonable to the Company, taking into account the totality of the relationships among the parties involved (including other transactions that may be particularly favorable or advantageous to the Company).  If the resolution or course of action taken with respect to a conflict of interest is determined by the Board to satisfy either of the standards set forth in clauses (ii) or (iii) above, then it shall be presumed that, in making such decision, the Board acted in good faith, and in any proceeding brought by any Member or by or on behalf of such Member or any other Member or the Company challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(h)            Nothing in this Section 10.1 shall be deemed to limit or waive any rights that any Person has for breach of contract under the terms of the Transaction Documents; provided, however, that each Member acknowledges that it is not relying upon any other Member or any of such other Member’s Affiliates, or any of such other Member’s or such other Member’s Affiliates’ respective stockholders, partners, members, directors, officers or employees, in making its investment or decision to invest in the Company or in monitoring such investment.

(i)             The Members hereby acknowledge that certain of the Covered Persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Quintana Entity and/or certain of its Affiliates.  The Members hereby agree that (i) the Company is the indemnitor of first resort (i.e., its obligations to any Covered Person are primary and any obligation of the Quintana Entity and its Affiliates to advance expenses or to provide indemnification for the same expenses or liabilities incurred by a particular Covered Person are secondary), (ii) the Company shall be required to advance the full amount of expenses incurred by a Covered Person and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement or the Certificate of Formation (or any other applicable agreement between the Company and a Covered Person), without regard to any rights a Covered Person may have against the Quintana Entity and its Affiliates, and (iii) the Company irrevocably waives, relinquishes and releases the Quintana Entity and its Affiliates from any and all claims against the Quintana Entity and its Affiliates for contribution, subrogation or any other recovery of any kind in respect of claims against the Company under Section 10.01.  The Members further agree that no advancement or payment by the Quintana Entity and its Affiliates on behalf of a Covered Person with respect to any claim for which such Covered Person has sought indemnification from the Company shall affect the foregoing and the Quintana Entity and its Affiliates shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company.  The Quintana Entity and its Affiliates are express third party beneficiaries of the terms of this Section 10.01(i).

10.2         Indemnification of the Management Covered Persons.

(a)            The Company shall indemnify, to the full extent permitted by applicable Law, any Management Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding relating to an action or alleged action or failure to act or alleged failure to act occurring on or after the Effective Time, whether civil, criminal, administrative or investigative (each, a “Post-Effective Time Proceeding”) by reason of the fact that (x) such person is or was serving or has agreed to serve as a Manager or Officer of the Company on or after the Effective Time or (y) such person, while serving as a Manager or Officer of the Company, is or was serving or has agreed to serve at the request of the Company on or after the Effective Time as a director, officer, employee, manager or agent of another company, partnership, limited liability company, joint venture, trust or other enterprise or (z) such person is or was serving or has agreed to serve at the request of the Company on or after the Effective Time as a director, officer or manager of another company, partnership, limited liability company, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by such person in such capacity on or after the Effective Time, and who satisfies the applicable standard of conduct set forth for the indemnification of an officer or director of a Delaware corporation under Section 145(a) or (b), as applicable, of the DGCL:

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(i)             in a Post-Effective Time Proceeding other than a Post-Effective Time Proceeding by or in the right of the Company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person or on such Person’s behalf in connection with such Post-Effective Time Proceeding and any appeal therefrom, or

(ii)            in a Post Effective Time Proceeding by or in the right of the Company to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by such Person or on such Person’s behalf in connection with the defense or settlement of such Post-Effective Time Proceeding and any appeal therefrom.

(b)            Section 10.2(a) does not require the Company to indemnify a Management Covered Person in respect of a Post-Effective Time Proceeding (or part thereof) instituted by such Person on his or her own behalf, unless such Post-Effective Time Proceeding (or part thereof) has been authorized by the Board or the indemnification requested is pursuant to the last sentence of Section 10.3.

10.3         Advance of Expenses.  The Company shall advance all expenses (including reasonable attorneys’ fees) incurred by a Covered Person or a Management Covered Person in defending any Post-Effective Time Proceeding prior to the final disposition of such Post-Effective Time Proceeding upon written request of such Person and delivery of an undertaking (which may be unsecured) by such Person to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company; provided, however, that the Company shall not be obligated to advance expenses under this Section 10.3 to any Management Covered Person if the Board determines that such Management Covered Person has not satisfied the applicable standard of conduct set forth for the indemnification of an officer or director of a Delaware corporation under Section 145(a) or (b), as applicable, of the DGCL, as such may be amended from time to time.  The Company may authorize any counsel for the Company to represent (subject to applicable conflict of interest considerations) such Covered Person or Management Covered Person in any Post-Effective Time Proceeding, whether or not the Company is a party to such Post-Effective Time Proceeding.

10.4         Procedure for Indemnification.  Any indemnification or advance of expenses under this Article 10 shall be made only against a written request therefor submitted by or on behalf of the person seeking such indemnification or advance.  All expenses (including reasonable attorneys’ fees) incurred by such person in connection with successfully establishing such person’s right to indemnification or advance of expenses under this Article 10, in whole or in part, shall also be indemnified by the Company.

10.5         Contract Right; Non-Exclusivity; Survival.

(a)            The rights to indemnification and advance of expenses provided by this Article 10 shall be deemed to be separate contract rights between the Company and each Covered Person and Management Covered Person who serves in any such capacity at any time while these provisions are in effect, and no repeal or modification of any of these provisions shall adversely affect any right or obligation of such Covered Person or Management Covered Person existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(b)            The rights to indemnification and advance of expenses provided by this Article 10 shall not be deemed exclusive of any other indemnification or advance of expenses to which a Covered Person or Management Covered Person seeking indemnification or advance of expenses may be entitled.

(c)            The rights to indemnification and advance of expenses provided by this Article 10 to any Covered Person or Management Covered Person shall inure to the benefit of the heirs, executors and administrators of such person.

10.6         Insurance.  The Company may maintain insurance to protect itself and any Covered Person against any liability asserted against such Person and incurred by such Person or on such Person’s behalf whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 10.1.  The Company may purchase and maintain insurance on behalf of any Management Covered Person, or any Management Covered Person who is or was serving at the request of the Company as a director or officer of another company, partnership, joint venture, trust or other enterprise against any liability asserted against such Person and incurred by such Person or on such Person’s behalf in any such capacity, or arising out of such Person’s status as such, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 10.2(a).

10.7         Interpretation; Severability.  References to the Company in this Article 10 shall be deemed to be references to the Company and its Subsidiaries.  If this Article 10 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Covered Person or Management Covered Person of the Company as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article 10 that shall not have been invalidated.

ARTICLE 11
CERTAIN AGREEMENTS OF THE COMPANY AND MEMBERS

11.1         Financial Reports and Access to Information.

(a)            Each holder of Series A Units holding at least twenty-five percent (25%) of its Series A Units Threshold shall receive the following information from the Company:

(i)             Within thirty (30) days after the end of each month, an unaudited balance sheet as of the end of such month and, if prepared, an unaudited related income statement and statement of cash flows for such month prepared in accordance with GAAP (with the exception of normal year end adjustments and absence of footnotes), consistently applied;

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(ii)            Within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet as of the end of such quarter and, if prepared, an unaudited related income statement and statement of cash flows for such quarter prepared in accordance with GAAP (with the exception of normal year end adjustments and absence of footnotes), consistently applied;

(iii)           Within ninety (90) days after the end of each fiscal year (or such longer period of time not in excess of one hundred eighty (180) days after the end of the fiscal year as is approved by the Board), an audited balance sheet as of the end of such fiscal year and, if prepared, the related income statement and statement of cash flows for such fiscal year prepared in accordance with GAAP, consistently applied and a signed audit letter from the Company’s auditors;

(iv)           Promptly after the occurrence of any material event, notice of such event together with a summary describing the nature of the event and its impact on the Company; and

(v)            Such other information as the Members entitled to receive information pursuant to this Section 11.1 or their advisors may reasonably request.

(b)            The Company shall permit each Member entitled to receive information pursuant to Section 11.1(a) or their respective representatives, at the sole risk of such Persons, to visit and inspect any of the properties of the Company and its Subsidiaries, including its books of account and other records (and make copies of and take extracts from such books and records), and to discuss all aspects of its business, affairs, finances and accounts with the Company’s and its Subsidiaries’ officers and its independent public accountants, all at such reasonable times during the Company’s and such Subsidiaries’ usual business hours and as often as any such person may reasonably request, and to consult with and advise management of the Company and its Subsidiaries, upon reasonable notice at reasonable times from time to time, on all matters relating to the operation of the Company and its Subsidiaries.

(c)            Notwithstanding anything to the contrary in this Section 11.1, the Company shall have no obligation to provide the information contemplated by Section 11.1(a) or to make available the properties, books of account and other records, officers or independent public accountants of the Company and its Subsidiaries as contemplated by Section 11.1(b), in each case to any holder of Units to the extent doing so would reasonably be expected to result in the disclosure to such Unitholder of sensitive business information, competitive information or other confidential information, the disclosure of which to such holder is determined by the Board in good faith to be inappropriate in such circumstances.

11.2         Annual Budget.  The Officers of the Company shall present to the Board, at least sixty (60) days before the beginning of each fiscal year of the Company, a reasonably detailed consolidated annual budget, including a consolidated annual capital expenditure forecast.  Such budget shall be subject to approval in accordance with Section 8.5.  The budget for any fiscal year, as so approved, is referred to as the “Annual Budget.”

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

11.3         Maintenance of Books.  The Company shall keep or cause to be kept at the principal office of the Company or at such other location approved by the Board of Directors complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the proceedings of the Board of Directors and any other books and records that are required to be maintained by applicable Law.

11.4         Accounts.  The Company shall establish one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company’s name with financial institutions and firms that the Board may determine.  The Company may not commingle the Company’s funds with the funds of any Member or any Affiliate of a Member.

11.5         Information.

(a)            Each Member shall be entitled to obtain all information relating to the Company to which a member of a limited liability company is entitled to have access pursuant to the Act; and to the extent a Member is so entitled to such information, such Member shall be subject to the provisions of Section 11.5(b).  The Members agree, however, that the Board may determine, due to contractual obligations, business concerns, or other considerations, that certain information regarding the business, affairs, properties, and financial condition of the Company, and the assets and business of the Company, should be kept confidential and not provided to some or all of the Members, and that it is not reasonable for those Members (or representatives thereof) to examine or copy that information.

(b)            Each Member agrees that all Confidential Information shall be kept confidential by such Member and shall not be disclosed by such Member in any manner whatsoever; provided, however, that (i) any of such Confidential Information may be disclosed to such Member’s Affiliates and to partners; members; stockholders; prospective partners, members, and stockholders; managers; directors; officers; employees; and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors) of such Member and of such Member’s Affiliates (collectively, for purposes of this Section 11.5(b), “Representatives”), each of which Representatives shall be made aware that such information is confidential and the terms of this Section 11.5(b), and any potential purchasers of Units and their Representatives, each of whom shall be bound by the provisions of this Section 11.5(b) or substantially similar terms; (ii) any disclosure of Confidential Information may be made to the extent to which the Company consents in writing; (iii) any disclosure may be made of the terms of a Member’s investment in the Company pursuant to this Agreement and the performance of that investment to the extent in compliance with applicable Law (whether in the Member’s fundraising materials or otherwise); (iv) Confidential Information may be disclosed by a Member or Representative to the extent reasonably necessary in connection with such Member’s enforcement of its rights under this Agreement; and (v) Confidential Information may be disclosed by any Member or Representative to the extent that the Member or Representative has received advice from its counsel that it is reasonably likely to be legally compelled to do so; provided, that, prior to making such disclosure, the Member or Representative, as the case may be, uses reasonable efforts to preserve the confidentiality of the Confidential Information, including consulting with the Company regarding such disclosure and, if reasonably requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to prevent the requested disclosure, and provided, further, that the Member or Representative, as the case may be, discloses only that portion of the Confidential Information as is, based on the advice of its counsel, legally required.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(c)            Each Member shall reimburse the Company, upon request at the direction of the Board, for all reasonable out-of-pocket costs and expenses incurred by the Company in connection with the Member’s inspection and copying of the Company’s books and records.  No Member shall be required to reimburse the Company for any time spent by regular employees of the Company in connection with such inspection and copying.

ARTICLE 12
TAXES

12.1         Tax Returns.  The Company shall prepare and timely file all U.S. federal, state and local and foreign tax returns required to be filed by the Company.  Unless otherwise agreed by the Board, any income tax return of the Company shall be prepared by an independent public accounting firm of recognized standing selected by the Board.  Each Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s tax returns to be timely prepared and filed.  The Company shall deliver to each Member as soon as practicable after the end of the applicable fiscal year, a Schedule K-1 together with such additional information as may be required by the Members in order to file their individual returns reflecting the Company’s operations.  The Company shall bear the costs of the preparation and filing of its tax returns.

12.2         Tax Partnership.  It is the intention of the Members that the Company be classified as a partnership for U.S. federal income tax purposes.  Neither the Company nor any Member shall make an election for the Partnership to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law or to be classified as other than a partnership pursuant to Treasury Regulation Section 301.7701-3.

12.3         Tax Elections.  The Company shall make the following elections on the appropriate forms or tax returns:

(a)            to adopt the calendar year as the Company’s fiscal year, if permitted under the Code;

(b)            to adopt the accrual method of accounting and to keep the Company’s books and records on the U.S. federal income tax method;

(c)            to elect to deduct or amortize the organizational expenses of the Company as permitted by Code Section 709(b); and

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(d)            any other election the Board may deem appropriate and in the best interests of the Members.

12.4         Tax Matters Member.

(a)            The tax matters partner of the Company pursuant to Code Section 6231(a)(7) shall be a Member designated from time to time by the Board subject to replacement by the Board.  Any Member who is designated as the tax matters partner is referred to herein as the “Tax Matters Member”.  The initial Tax Matters Member will be the Quintana Entity.  The Tax Matters Member shall take such action as may be necessary to cause to the extent possible each other Member to become a notice partner within the meaning of Code Section 6231(a)(8).  The Tax Matters Member shall inform each other Member of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving notice thereof on or before the fifth day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity.

(b)            The Tax Matters Member shall take no action without the authorization of the Board, other than such action as may be required by Law.  Any cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.

(c)            The Tax Matters Member shall not enter into any extension of the period of limitations for making assessments on behalf of the Members without first obtaining the consent of the Board.  The Tax Matters Member shall not bind any Member to a settlement agreement without obtaining the consent of such Member.  Any Member that enters into a settlement agreement with respect to any Company item (within the meaning of Code Section 6231(a)(3)) shall notify the other Members of such settlement agreement and its terms within ninety (90) days from the date of the settlement.

(d)            No Member shall file a request pursuant to Code Section 6227 for an administrative adjustment of Company items for any taxable year without first notifying the other Members.  If the Board consents to the requested adjustment, the Tax Matters Member shall file the request for the administrative adjustment on behalf of the Members.  If such consent is not obtained within thirty (30) days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the Tax Matters Member, may file a request for administrative adjustment on its own behalf.  Any Member intending to file a petition under Code Sections 6226 or 6228 or other Code Section with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding.  In the case where the Tax Matters Member is the Member intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the other Members to participate in the choosing of the forum in which such petition will be filed.

(e)            If any Member intends to file a notice of inconsistent treatment under Code Section 6222(b), such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

12.5         Section 83(b) Election.  Each Member who acquires Series B Units acknowledges and agrees to make an election under Code Section 83(b) within thirty (30) days after the date of the acquisition and to consult with such Member’s tax advisor to determine the tax consequences of such acquisition and of filing an election under Code Section 83(b).  Each such Member acknowledges that it is the sole responsibility of such Member, and not the Company, to file the election under Code Section 83(b) even if such Member requests the Company or its Representatives to assist in making such filing.

12.6         Section 83 Safe Harbor Election.  By executing this Agreement, each Member authorizes and directs the Company to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “IRS Notice”), including any similar safe harbor in any finalized Revenue Procedure, Revenue Ruling or Treasury Regulation, apply to any interest in the Company transferred to a service provider by the Company on or after the effective date of such final pronouncement in connection with services provided to the Company.  For purposes of making such Safe Harbor election, the Tax Matters Partner is hereby designated as the “partner who has responsibility for Federal income tax reporting” by the Company and, accordingly, execution of such Safe Harbor election by the Tax Matters Partner constitutes execution of a “Safe Harbor Election” in accordance with the IRS Notice or any similar provision of any final pronouncement.  The Company and each Member hereby agree to comply with all requirements of any such Safe Harbor, including any requirement that a Member prepare and file all Federal income tax returns reporting the income tax effects of each Interest issued by the Company in connection with services in a manner consistent with the requirements of the IRS Notice or other final pronouncement. A Member’s obligations to comply with the requirements of this Section shall survive such Member’s ceasing to be a member of the Company and the termination, dissolution, liquidation and winding up of the Company.

ARTICLE 13
DISSOLUTION, WINDING-UP AND TERMINATION

13.1         Dissolution.

(a)            Subject to Section 13.1(b), the Company shall be liquidated and its affairs shall be wound up on the first to occur of the following events (each a “Liquidation Event”) and no other event shall cause the Company’s dissolution:

(i)             the consent of the Board in accordance with Article 8;

(ii)            at any time when there are no Members; and

(iii)           entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(b)            If the Liquidation Event described in Section 13.1(a)(ii) shall occur, the Company shall not be dissolved, and the business of the Company shall be continued, if the requirements of Section 18-801 of the Act for the avoidance of dissolution are satisfied (a “Continuation Election”).

(c)            Except as otherwise provided in this Section 13.1, to the maximum extent permitted by the Act, the death, retirement, Resignation, Expulsion, Bankruptcy or dissolution of a Member or the commencement or consummation of separation proceedings shall not constitute a Liquidation Event and, notwithstanding the occurrence of any such event or circumstance, the business of the Company shall be continued without dissolution.

13.2         Winding-Up and Termination.  On the occurrence of a Liquidation Event, unless a Continuation Election is made, the Board may select one or more Persons to act as liquidator or may itself act as liquidator.  The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act.  The costs of winding up shall be borne as a Company expense, including reasonable compensation to the liquidator if approved by the Board.  Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board.  The steps to be accomplished by the liquidator are as follows:

(a)            as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations;

(b)            the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(c)            all remaining assets of the Company shall be distributed to the Members as follows:

(i)             the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members in accordance with the provisions of Article 6;

(ii)            with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

(iii)           Company property shall be distributed among the Members in accordance with Section 6.1, and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, ninety (90) days after the date of the liquidation).

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses and liabilities shall be allocated to the distributee pursuant to this Section 13.2.  The distribution of cash or property to the Members in accordance with the provisions of this Section 13.2 constitutes a complete return to such Member of its Capital Contributions and a complete distribution to the Members of its Membership Interests (including Units) and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502(b) of the Act.  To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

13.3         Deficit Capital Accounts.  No Member shall be required to pay to the Company, to any other Member or to any third party any deficit balance which may exist from time to time in the Member’s Capital Account.

13.4         Certificate of Cancellation.  On completion of the distribution of Company assets as provided herein, the Board (or such other Person or Persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware, and take such other actions as may be necessary to terminate the existence of the Company.  Upon the effectiveness of the Certificate of Cancellation, the existence of the Company shall cease, except as may be otherwise provided by the Act or other applicable Law.

ARTICLE 14
GENERAL PROVISIONS

14.1         Offset.  Whenever the Company is to pay any sum to any Member, any amounts that such Member, in its capacity as a Member, owes the Company, whether pursuant to this Agreement or another Transaction Document, may be deducted from that sum before payment.

14.2         Notices.

(a)            Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties):

(i)             if to the Company, at the address of its principal executive offices; and

(ii)            if to an Initial Member, to the address given for the Member on Schedule I hereto; and

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(iii)           if to an additional Member or a holder of Membership Interests or Units that has not been admitted as a Member, to the address given for such Member or holder in an Addendum Agreement.

Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first business day following confirmation; shall, if delivered by certified mail, be deemed received upon the earlier of actual receipt thereof or five (5) business days after the date of deposit in the United States mail, as the case may be; and shall, if delivered by nationally recognized overnight delivery service, be deemed received the first (1st) business day after the date of deposit with the delivery service.

(b)            Whenever any notice is required to be given by Law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

14.3         Entire Agreement; Supersedure.  This Agreement (including the Exhibits and Schedules) constitutes the entire agreement of the Members relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

14.4         Effect of Waiver or Consent.  A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company.  Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

14.5         Amendment or Restatement; Power of Attorney.

(a)            In addition to any approvals which may be required under Section 8.5, neither this Agreement (including any Exhibit or Schedule hereto) nor the Certificate may be amended, modified, supplemented or restated, nor may any provisions of this Agreement or the Certificate be waived, without the approval of the Members holding a majority of the outstanding Series A Units; provided, however, that (i) any such amendment, modification, supplement, restatement or waiver that by its explicit terms would alter or change the rights, obligations, powers or preferences specific to any series of Units in a disproportionate and adverse manner compared to the rights, obligations, powers and preferences specific to other series of Units shall require the prior written consent of Members holding a majority of the series of Units so disproportionately and adversely affected, (ii) any such amendment, modification, supplement, restatement or waiver that by its explicit terms would alter or change the rights, obligations, powers or preferences of any Member in its capacity as a holder of a specific series of Units in a disproportionate and adverse manner compared to other Members in their capacities as holders of the same series of Units shall require the prior written consent of such Member so disproportionately and adversely affected, and (iii) any such amendment, modification, supplement, restatement or waiver that would by its explicit terms increase the Additional Commitment of any Member or require a Capital Contribution to the Company by any Member that has not made an Additional Commitment to the Company shall require the prior written consent of such Member.  The execution of an Addendum Agreement in connection with an issuance or transfer of Units made in accordance with the terms of this Agreement and changes to Schedule I or Schedule II hereof to reflect such transfers or issuances shall not be considered amendments to this Agreement and shall not require approval hereunder.  Notwithstanding anything to the contrary in this Section 14.5, if (i) the provisions of Proposed Treasury Regulation Section 1.83-3 and related sections and the proposed Revenue Procedure described in IRS Notice 2005-43, as proposed by the Internal Revenue Service on May 24, 2005, or provisions similar thereto, or (ii) the amendments to Treasury Regulations §§ 1.704-1 and 1.704-3 proposed on January 22, 2003 (and corrected on March 28, 2003) are adopted as final (or temporary) rules (the “New Rules”), the Directors are authorized to make such amendments to this Agreement (including provision for any safe harbor election authorized by the New Rules) as the Directors may determine to be necessary or advisable to comply with or reflect the New Rules; provided, that such amendments do not materially alter the economic rights of the Members under this Agreement other than the timing of distributions pursuant to Section 6.1(b).  Except as required by Law, no amendment, modification, supplement, discharge or waiver of or under this Agreement shall require the consent of any person not a party to this Agreement.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

(b)            Each Member irrevocably makes, constitutes and appoints each Director of the Company designated by the Quintana Entity, acting individually or collectively, as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file:  (i) any amendment or waiver of any provision of this Agreement that has been approved in accordance with this Agreement; and (ii) all other instruments or papers not inconsistent with the terms of this Agreement which may be necessary or advisable in the determination of the Board to evidence an amendment or waiver of this Agreement or to effect or carry out another provision of this Agreement or which may be required by law to be filed on behalf of the Company. With respect to each Member, the foregoing power of attorney:  (i) is coupled with an interest, shall be irrevocable and shall survive the incapacity or bankruptcy of such Member; and (ii) shall survive the Disposition by such Member of all or any portion of the Series A Units or Series B Units, as applicable, held by such Member.

14.6         Binding Effect.  Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the Company and each Member and their respective heirs, permitted successors, permitted assigns, permitted distributees and legal representatives; and by their signatures hereto, the Company and each Member intends to and does hereby become bound.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective permitted successors and assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.  The rights under this Agreement may be assigned by a Member to a transferee of all or a portion of such Member’s Units transferred in accordance with this Agreement (and shall be assigned to the extent this Agreement requires such assignment), but only to the extent of such Units so transferred; it being understood that the assignment of any rights under this Agreement shall not constitute admission to the Company as a Member unless and until such transferee is duly admitted as a Member in accordance with this Agreement.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

14.7         Governing Law; Severability; Limitation of Liability.

(a)            THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(b)            The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Texas and the federal courts of the United States of America located in Houston, Texas, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby (except as otherwise expressly provided in any Employment Agreement or Non-Competition and Confidentiality Agreement), and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.  Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding of the nature specified in this subsection (b) by the mailing of a copy thereof in the manner specified by the provisions of Section 14.2.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(c)            In the event of a direct conflict between the provisions of this Agreement and (i) any provision of the Certificate or (ii) any mandatory, non-waivable provision of the Act, such provision of the Certificate or the Act shall control.  If any provision of the Act provides that it may be varied or superseded in the agreement of a limited liability company (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

(d)            If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

14.8         Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, the Company and each Member shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties as expressed herein.

14.9         Counterparts.  This Agreement may be executed in any number of counterparts (including facsimile counterparts), all of which together shall constitute a single instrument.

14.10       Fees and Expenses.  The Company shall pay the reasonable documented legal fees and expenses of counsel to, and the reasonable documented out-of-pocket expenses incurred by, each of the Investors in connection with this Agreement and the transactions contemplated herein.

14.11       Termination of Employment Arrangements. Each holder of Series B Units acknowledges and agrees that this Agreement, and the legal relationships created hereby, will not prevent the termination of any employment agreement or similar arrangement between such holder of Series B Units and the Company or any of its Affiliates.  Each holder of Series B Units agrees that the termination by the Company or any of its Affiliates of any employment, consulting or independent contractor relationship with such holder of Series B Units for any reason at any time will not be construed for any purpose to violate any duty or obligation of any other Member or Director under this Agreement.

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

[Remainder of Page Left Blank]

[Signature Pages Follow]

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

SIGNATURE PAGE
TO THE
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
GENESIS ENERGY, LLC

SERIES A MEMBER:

Q GEI HOLDINGS, LLC

By:	/s/	Corbin J. Robertson III
Name:		Corbin J. Robertson III
Title:		President

SIGNATURE PAGE
TO THE
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
GENESIS ENERGY, LLC

SERIES A MEMBER:

EIV CAPITAL FUND LP

By:	EIV Fund Advisors LP,
its General Partner

By:	EIV Capital GP LLC,
its General Partner

	By:	/s/	Patricia B. Melcher
	Name:		Patricia B. Melcher
	Title:		Manager

SIGNATURE PAGE
TO THE
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
GENESIS ENERGY, LLC

SERIES A MEMBER:

/s/ James Ellis Davison
James Ellis Davison

SIGNATURE PAGE
TO THE
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
GENESIS ENERGY, LLC

SERIES A MEMBER:

/s/ Todd Allen Davison
Todd Allen Davison

SIGNATURE PAGE
TO THE
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
GENESIS ENERGY, LLC

SERIES A MEMBER:

/s/ James Ellis Davison, Jr.
James Ellis Davison, Jr.

SIGNATURE PAGE
TO THE
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
GENESIS ENERGY, LLC

SERIES A MEMBER:

/s/ Steven Kent Davison
Steven Kent Davison

SIGNATURE PAGE
TO THE
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
GENESIS ENERGY, LLC

SERIES A MEMBER:

/s/ Grant E. Sims
Grant E. Sims

SIGNATURE PAGE
TO THE
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
GENESIS ENERGY, LLC

SERIES A MEMBER:

/s/ Robert V. Deere
Robert V. Deere

SIGNATURE PAGE
TO THE
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
GENESIS ENERGY, LLC

SERIES A MEMBER:

/s/ Sharilyn Smith Gasaway
Sharilyn Smith Gasaway

SIGNATURE PAGE
TO THE
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
GENESIS ENERGY, LLC

SERIES B MEMBERS:

/s/ Grant E. Sims
Grant E. Sims

/s/ Robert V. Deere
Robert V. Deere

/s/ Steve Nathanson
Steve Nathanson

/s/ Karen Pape
Karen Pape

/s/ Stephen M. Smith
Stephen M. Smith

EXHIBIT A

DEFINED TERMS

“Accredited Investor” has the meaning ascribed to such term in the regulations promulgated under the Securities Act.

“Act” means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

“Addendum Agreement” is defined in Section 3.7(b).

“Additional Member” means any Person who acquires newly issued Units from the Company and is admitted to the Company as a Member pursuant to the provisions of Section 3.7.

“Adjusted Capital Account” means the Capital Account maintained for each Unitholder, (a) increased by any amounts that such Unitholder is obligated to restore or is treated as obligated to restore under Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5) and (b) decreased by any amounts described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) with respect to such Unitholder.  The Adjusted Capital Accounts shall be maintained in a manner that facilitates the determination of that portion of each Adjusted Capital Account attributable to each series of Units.

“Affiliate” means, when used with respect to a specified Person, any Person which (a) directly or indirectly Controls, is Controlled by or is Under Common Control with such specified Person, (b) is an officer, director, general partner, trustee or manager of such specified Person, or of a Person described in clause (a), or (c) is a Relative of such specified Person or of an individual described in clauses (a) or (b).

“Aggregate Series A Capital Contributions” means the aggregate amount of all Capital Contributions made by the Series A Members (including their predecessors in interest).

“Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, as amended and restated from time to time.

“Annual Budget” is defined in Section 11.2.

“Assumed Tax Liability” is defined in Section 6.1(b).

“Available Cash” means, with respect to any fiscal quarter, (a) all cash and cash equivalents of the Company at the end of such quarter, less (b) the amount of any cash reserves that are necessary or appropriate in the reasonable discretion of the Board to (i) provide for the proper conduct of the business of the Company subsequent to such quarter, (ii) comply with applicable law or any agreement or obligation, including reserves for: (1) payments of principal, interest, charges and fees pertaining to the Company’s indebtedness; (2) expenditures incurred incident to the usual conduct of the Company’s business; and (3) amounts reserved to meet the reasonable needs of the Company’s business, less (c) any amounts reserved pursuant to Section 6.1(l).

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

EXHIBIT A-1

“Bankruptcy” or “Bankrupt” means with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties; or (b) against such Person, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law has been commenced and one hundred twenty (120) days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and ninety (90) days have expired without the appointment’s having been vacated or stayed, or ninety (90) days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

“Board” is defined in Section 8.1.

“Book Value” means, with respect to any property, such property’s adjusted basis for federal income tax purposes, except as follows:

(a)            The initial Book Value of any property contributed by a Member to the Company shall be the fair market value of such property as reasonably determined by the Board;

(b)            The Book Values of all properties shall be adjusted to equal their respective fair market values as determined by the Board in connection with (i) the acquisition of an interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution to the Company (other than acquisitions of Series A Units pursuant to Capital Calls), (ii) the issuance of a new series of Series B Units, (iii) the conversion of Series B Units to Series A Units pursuant to Section 7.7 hereof, (iv) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company, or (v) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g)(1) (other than pursuant to Section 708(b)(1)(B) of the Code);

(c)            The Book Value of property distributed to a Member shall be the fair market value of such property as determined by the Board; and

(d)            The Book Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and clause (f) of the definition of Profits and Losses; provided, however, Book Value shall not be adjusted pursuant to this clause (d) to the extent the Board determines that an adjustment pursuant to clause (b) hereof is necessary or appropriate in connection with the transaction that would otherwise result in an adjustment pursuant to this clause (d).

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

EXHIBIT A-2

If the Book Value of property has been determined or adjusted pursuant to clauses (b) or (d) hereof, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property for purposes of computing Profits and Losses and other items allocated pursuant to Article 6.

“Business Opportunity” is defined in Section 8.6(b).

“Capital Account” means the account to be maintained by the Company for each Member  pursuant to Section 5.5.

“Capital Contribution” means with respect to any Member, the amount of money and the initial Book Value of any property (other than money) contributed to the Company by such Member.  Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of his predecessors in interest.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a limited liability company, partnership or other Person (other than a corporation), and any and all warrants, options or other rights to purchase or acquire any of the foregoing.

“Certificate” means the Certificate of Formation of the Company, as amended from time to time.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.  All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding Law.

“Company” means Genesis Energy, LLC, a Delaware limited liability company.

“Confidential Information” means all confidential and proprietary information (irrespective of the form of communication) obtained by or on behalf of a Member from the Company or its representatives, other than information which (a) was or becomes generally available to the public other than as a result of a breach of this Agreement by such Member, (b) was or becomes available to such Member on a nonconfidential basis prior to disclosure to the Member by the Company or its representatives, (c) was or becomes available to the Member from a source other than the Company and its representatives, provided, that such source is not known by such Member to be bound by a confidentiality agreement with the Company, or (d) is independently developed by such Member without the use of any such information received under this Agreement.

“Continuation Election” is defined in Section 13.1(b).

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

EXHIBIT A-3

“Continuing Directors” means, as of any date of determination, any member of the Board who: (i) was a member of the Board on the date of the consummation of a Qualified Public Offering; or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

“Control,” including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Creditors’ Rights” means applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity.

“Davison Group” means James E. Davison, James E. Davison, Jr., Todd A. Davison, Steven K. Davison, and each of their transferees, successors and assigns, in each case only if such Person is a Member.

“Davison Group Unitholder Rights Agreement” means that certain Unitholder Rights Agreement dated as of July 25, 2007 by and between Davison Petroleum Products, L.L.C., a Louisiana limited liability company, Davison Transport, Inc., a Louisiana corporation, Transport Company, an Arkansas corporation, Davison Terminal Service, Inc., a Louisiana corporation and Sunshine Oil and Storage, Inc., a Louisiana corporation, Genesis, the Company, and Denbury Gathering & Marketing, Inc., a Delaware corporation.

“Defaulting Member” is defined in Section 5.3.

“Depreciation” means, for each taxable year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for Federal income tax purposes with respect to property for such taxable year, except that (a) with respect to any property the Book Value of which differs from its adjusted tax basis for Federal income tax purposes and which difference is being eliminated by use of the remedial allocation method pursuant to Treasury Regulation Section 1.704-3(d), Depreciation for such taxable year shall be the amount of book basis recovered for such taxable year under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2), and (b) with respect to any other property the Book Value of which differs from its adjusted tax basis at the beginning of such taxable year, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the Federal income tax depreciation, amortization or other cost recovery deduction for such taxable year bears to such beginning adjusted tax basis; provided, that if the adjusted tax basis of any property at the beginning of such taxable year is zero, Depreciation with respect to such property shall be determined with reference to such beginning value using any reasonable method selected by the Board.

“Disposition,” including the correlative terms “Dispose” or “Disposed,” means any direct or indirect transfer, assignment, sale, gift, inter vivos transfer, pledge, hypothecation, mortgage, or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of law) of Units (or any interest (pecuniary or otherwise) therein or right thereto), including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Units is transferred or shifted to another Person.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

EXHIBIT A-4

“Economic Risk of Loss” has the meaning assigned to that term in Treasury Regulation Section 1.752-2(a).

“Effective Date” is defined in the preamble.

“EIV Entity” means EIV Capital Fund LP, a Delaware limited partnership and its transferees, successors and assigns, in each case only if such Person is a Member.

“Election Period” is defined in Section 7.10(a).

“Eligible Purchaser” means any Member holding Series A Units that certifies to the Company’s reasonable satisfaction that such holder is an Accredited Investor or, if not, that appoints a purchaser representative (as such term is defined in Rule 501 under the Securities Act).

“Eligible Purchaser Persons” is defined in Section 7.10(c).

“Eligible Tag Offerees” is defined in Section 7.9(f).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Unit Issuances” means issuances of (a) additional Series A Units to a Series A Member pursuant to funding by such Member of a Capital Contribution pursuant to Section 5.2, (b) Series B Units, (c) options to purchase Units or other awards of Units pursuant to incentive equity plans approved by the Board, (d) Units issued to any Person that is not a Member or an Affiliate thereof as consideration in any acquisition, merger or similar business combination approved in accordance with this Agreement (e) Units issued in connection with any split, distribution or recapitalization of the Company, (f) any Capital Stock issued by the Company pursuant to a registration statement filed under the Securities Act and approved in accordance with this Agreement (g) Capital Stock issued in connection with the IPO Merger pursuant to this Agreement, and (h) Series A Units issued pursuant to the conversion of Series B Units pursuant to Section 7.7.

“Fair Market Value” means the value of any specified interest or property, which shall not in any event be less than zero, that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer or seller.

“First Notice” is defined in Section 7.10(a).

“Fund Participant” is defined in Section 8.6(e).

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

EXHIBIT A-5

“GAAP” means U.S. generally accepted accounting principles.

“Genesis” means Genesis Energy, L.P., a Delaware limited partnership and any successor thereto.

“Genesis Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of Genesis dated June 9, 2005, as amended or restated.

“HSR Act” is defined in Section 5.3(d).

“Investor Designee” means any officer, director, partner, employee or other agent of an Investor who serves as a Director, including each of the Quintana Designees.

“Independent Director” means a non-employee Director who is independent of the Members and the management and operating executives of the Company, free from any relationship that would interfere with the exercise of his or her independent judgment, and who is “independent” under the rules or listing standards established by the American Stock Exchange (or any other national securities exchange upon which the Company’s or Genesis’ equity or common units, respectively, are traded).

“Initial Member” is defined in Section 3.4.

“Investor Group” means the Investors, each of their respective Affiliates (other than the Company and its Subsidiaries), any Investor Designee, and any portfolio company in which the Investor or any of their Affiliates has an equity investment (other than the Company and its Subsidiaries).

“Investors” means the Quintana-Related Entities, the Davison Group, the EIV Entity and each of their respective Affiliates (other than the Company and its Subsidiaries) and any Person who becomes a holder of Series A Units after the Effective Date and is designated an Investor by the Board, but excluding in each case any holder of Management Series A Units.

“IPO Corporation” is defined in Section 7.8(a).

“IPO Merger” is defined in Section 7.8(a).

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a domestic, foreign or international governmental authority or any political subdivision thereof and shall include, for the avoidance of doubt, the Act.

“Liquidation Event” is defined in Section 13.1(a).

“Management Member” means each Member holding who is a current or former Officer or employee of the Company or a Subsidiary of the Company.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

EXHIBIT A-6

“Management Series A Units” means Series A Units held by (i) any current or former Officer of the Company or (ii) any current or former employee of the Company or a Subsidiary of the Company.

“Director” is defined in Section 8.1.

“Member” means any Person (but not any Affiliate or entity in which such Person has an equity interest) executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any Person who has ceased to be a member in the Company as of the date hereof.

“Member Nonrecourse Debt” has the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning assigned to the term “partner nonrecourse debt minimum gain” in Treasury Regulation Section 1.704-2(i)(2).

“Member Nonrecourse Deductions” has the meaning assigned to the term “partner nonrecourse deductions” in Treasury Regulation Section 1.704-2(i)(1).

“Membership Interest” means the interest of a Member in the Company, including rights to distributions (liquidating or otherwise), allocations, notices and information, and all other rights, benefits and privileges enjoyed by that Member (under the Act, the Certificate, this Agreement or otherwise) in its capacity as a Member; and all obligations, duties and liabilities imposed on that Member (under the Act, the Certificate, this Agreement, or otherwise) in its capacity as a Member.

“Minimum Gain” has the meaning assigned to that term in Treasury Regulation Section 1.704 2(d).

“New Units” is defined in Section 7.9.

“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulation Section 1.704-2(b).

“Nonrecourse Liability” has the meaning assigned that term in Treasury Regulation Section 1.752-1(a)(2).

“Notice of Right of First Refusal” is defined in Section 7.4(a).

“Officer” means any Person designated as an officer of the Company as provided in Section 8.3, but such term does not include any Person who has ceased to be an officer of the Company.

“Over-Allotment Amount” is defined in Section 7.10(a).

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

EXHIBIT A-7

“Permitted Transferee” with respect to any Member shall mean (i) the spouse of such Member, (ii) any trust, or family partnership or family limited liability company, the sole beneficiary of which is such Member or a Relative of such Member, (iii) an Affiliate of such Member, (iv) in the case of a Quintana-Related Entity, any other Quintana-Related Entity, and (v) in the context of a distribution by such Member to its direct or indirect equity owners, the partners, members or stockholders of such Member, or the partners, members or stockholders of such partners, members or stockholders.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Portfolio Companies” is defined in Section 8.6(e).

“Potential Competitor” means any Person whose business is or relates to the upstream, midstream or downstream oil & gas industry or the natural resource industry.

“Pre-IPO Value” means the product of (a) the quotient obtained by dividing (i) the proceeds to the IPO Corporation from a Qualified Public Offering (less the reasonably estimated expenses of such Qualified Public Offering required to be paid by the IPO Corporation) by (ii) a fraction (expressed as a percentage), the numerator of which is the number of shares of common stock to be sold to the public in the Qualified Public Offering and the denominator of which is the total number of shares of common stock of the IPO Corporation that will be outstanding immediately after the Qualified Public Offering and (b) the difference between 100% and the fraction described in clause (a)(ii) of this definition expressed as a percentage.

“Prior Drag-Along Transferee” means a transferee of Series A Units in a Disposition pursuant to a Drag-Along Transaction, provided that the proceeds of such Disposition were subject to the calculation and allocation proceeds set forth in Section 7.5(e).

“Profits” or “Losses” means, for each taxable year, an amount equal to the Company’s taxable income or loss for such taxable year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)            Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(b)            Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

EXHIBIT A-8

(c)            In the event the Book Value of any asset is adjusted pursuant to clause (b) or clause (c) of the definition of Book Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

(d)            Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(e)            In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such taxable year;

(f)             To the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(g)            Any items that are allocated pursuant to Section 6.2(c)-(e) shall be determined by applying rules analogous to those set forth in clauses (a) through (f) hereof but shall not be taken into account in computing Profits and Losses.

“Proportionate Percentage” means, with respect to any Tag Offeree, a fraction (expressed as a percentage), the numerator of which equals the number of issued and outstanding Series A Units held of record by such Tag Offeree and the denominator of which equals the number of issued and outstanding Series A Units held of record by all Tag Offerees.

“Proposed Purchaser” is defined in Section 7.8.

“Pro Rata Share” means, with respect to any Eligible Purchaser, a fraction (expressed as a percentage), the numerator of which equals the number of Series A Units held of record by such Eligible Purchaser and the denominator of which equals the total number of outstanding Series A Units held by all Eligible Purchasers.

“QCG” is defined in Section 8.6(e).

“Qualified Public Offering” means any firm commitment underwritten initial public offering by the IPO Corporation of common stock or by the Company of common units representing limited liability company interests pursuant to an effective registration statement under the Securities Act (a) for which aggregate cash proceeds to be received by the IPO Corporation or the Company from such offering (without deducting underwriting discounts, expenses and commissions) are at least $250 million, and (b) pursuant to which such shares of common stock or common units are authorized and approved for listing on a national securities exchange or authorized to be quoted on an inter-dealer quotation system of a registered national securities association.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

EXHIBIT A-9

“Quintana Designee” is defined in Section 8.2(a).

“Quintana Entity” means Q GEI Holdings, LLC, and it transferees, successors and assigns, in each case only if such Person is a Member.

“Quintana-Related Entity” means the Quintana Entity, Quintana Energy Partners I, L.P., Quintana Energy Partners II, L.P., QEP Management Co., L.P., QEP Management Co. GP, LLC, and any entity directly or indirectly Affiliated with such entities, including subsidiaries of such entities directly or indirectly controlled by the QCG, or such entities; investment vehicles to which investment management services are provided by any of them.

“Refinance” is defined in Section 8.8.

“Regulatory Allocations” is defined in Section 6.2(d).

“Related Funds” is defined in Section 8.6(e).

“Relative” means, with respect to any individual, (a) such individual’s spouse, (b) any direct descendant, parent, grandparent, great grandparent or sibling (in each case whether by blood or adoption), and (c) the spouse of an individual described in clause (b).

“Renounced Business Opportunity” is defined in Section 8.6(b).

“Representatives” is defined in Section 10.5(b).

“Requesting Purchaser” is defined in Section 7.9(a).

“Resign, Resigning or Resignation” means the resignation, withdrawal or retirement of a Member from the Company as a Member.

“Restricted Person” means, with respect to a Member or an Affiliate of such Member, any Representative of such Member or Affiliate who has received Confidential Information, provided, however, that (a) any such Representative who has not received Confidential Information shall not be deemed to be a Restricted Person; (b) no such Representative shall be deemed to be a Restricted Person solely because he or she possesses knowledge of the fact that Confidential Information has been provided to any other Representative of such Member or Affiliate; and (c) any such Representative who has received Confidential Information shall only be deemed a Restricted Person for the purposes of such Confidential Information actually received (and not, for the avoidance of doubt, with respect to Confidential Information received by other Representatives).

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

EXHIBIT A-10

“Restricted Unit Agreement” means the Restricted Unit Agreement to be entered into between the Company and each recipient of Series B Units, whether issued on or after the Effective Date in a form approved by the Board.

“Sale of the Business” means (a) any consolidation, conversion, merger or other business combination involving the Company in which all of the Units are exchanged for or converted into cash, securities of a corporation or other business organization or other property (other than the IPO Merger), (b) a Disposition of all or substantially all of the assets of the Company to be followed promptly by a liquidation of the Company or a distribution to the Members of all or substantially all of the net proceeds of such Disposition after payment or other satisfaction of liabilities and other obligations of the Company, (c) the sale of a majority of the outstanding Series A Units; (d) a Disposition of all or substantially all of the equity interests of Genesis Energy.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Series A Units” is defined in Section 3.1(a).

“Series A Units Threshold” means with respect to each Member holding Series A Units, the highest number of Series A Units owned by such Member at any time on or prior to the applicable date of determination.

“Series B Units” is defined in Section 3.1(a).

“Subsidiary” means (a) any corporation, partnership, limited liability company or other entity a majority of the Capital Stock of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Company or any direct or indirect Subsidiary of the Company, (b) a partnership in which the Company or any direct or indirect Subsidiary is a general partner or (c) a limited liability company in which the Company or any director or indirect Subsidiary is a managing member or manager.

“Substituted Member” means any Person who acquires Units from a Member and is admitted to the Company as a Member pursuant to the provisions of Section 7.6.

“Tag-Offeree” is defined in Section 7.6(a).

“Tax Distribution Date” is defined in Section 6.1(b).

“Tax Matters Member” has the meaning assigned to the term “tax matters partner” in Code Section 6231(a)(7) and the meaning set forth in Section 11.4(a).

“Third Party” with respect to any Member means any Person, including any other Member, that is not a Permitted Transferee with respect to such first Member or the original holder of the related interest.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

EXHIBIT A-11

“Threshold Value” is defined in Section 3.1(e).

“Trading Safe Harbors” is defined in Section 7.1(c).

“Transaction Documents” means this Agreement and each agreement attached as an Exhibit (including any exhibit to any Exhibit).

“Transferors” is defined in Section 7.6(a).

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.

“Unallotted Series B Units” is defined in Section 3.1(e).

“Units” means the Series A Units and Series B Units collectively, and any “Unit” shall refer to any one of the foregoing.

“Unvested Series B Units” is defined in Section 3.1(c).

“Vested Series B Units” is defined in Section 3.1(c).

“Withheld Amount” is defined in Section 6.1(i).

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

EXHIBIT A-12

EXHIBIT B

CERTIFICATE OF FORMATION

See Attached

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

EXHIBIT B-1

EXHIBIT C

SPOUSAL AGREEMENT

The spouse of the Member executing the foregoing Amended and Restated Limited Liability Company Agreement of Genesis Energy, LLC (or the counterpart signature page above) is aware of, understands and consents to the provisions of the foregoing Agreement and its binding effect upon any community property interest or marital settlement awards he or she may now or hereafter own or receive, and agrees that the termination of his or her marital relationship with such Member for any reason shall not have the effect of removing any Units subject to the foregoing Agreement from the coverage thereof and that his or her awareness, understanding, consent and agreement is evidenced by his or her signature below.

[Spouse’s Name]

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

EXHIBIT C-1

EXHIBIT D

ADDENDUM AGREEMENT

This Addendum Agreement is made this ___ day of ______________, _____, by and between ______________________ (the “Transferee”) and GENESIS ENERGY, LLC, a Delaware limited liability company (the “Company”), pursuant to the terms of the Amended and Restated Limited Liability Company Agreement of the Company dated as of [______________], 2009, including all exhibits and schedules thereto (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Company and the Members entered into the Agreement to impose certain restrictions and obligations upon themselves, and to provide certain rights, with respect to the Company and its Units; and

WHEREAS, the Company and the Members have required in the Agreement that all Persons to whom Units of the Company are transferred and all other Persons acquiring Units must enter into an Addendum Agreement binding the Transferee and the Transferee’s spouse to the Agreement to the same extent as if they were original parties thereto and imposing the same restrictions and obligations on the Transferee, the Transferee’s spouse and the Units to be acquired by the Transferee as are imposed upon the Members under the Agreement;

NOW, THEREFORE, in consideration of the mutual promises of the parties and as a condition of the purchase or receipt by the Transferee of the Units, the Transferee acknowledges and agrees as follows:

1.              The Transferee has received and read the Agreement and acknowledges that the Transferee is acquiring Units subject to the terms and conditions of the Agreement.

2.              The Transferee agrees that the Units acquired or to be acquired by the Transferee are bound by and subject to all of the terms and conditions of the Agreement, and hereby joins in, and agrees to be bound by, and shall have the benefit of, all of the terms and conditions of the Agreement to the same extent as if the Transferee were an original party to the Agreement; provided, however, that the Transferee’s joinder in the Agreement shall not constitute admission of the Transferee or the Transferee’s spouse as a Member unless and until the Transferee is duly admitted in accordance with the terms of the Agreement.  This Addendum Agreement shall be attached to and become a part of the Agreement.

3.              Any notice required as permitted by the Agreement shall be given to Transferee at the address listed beneath the Transferee’s signature below.

4.              The Transferee is acquiring Series A Units.

5.              The spouse of the Transferee is aware of, understands and consents to the provisions of the Agreement and its binding effect upon any community property interest or marital settlement awards he or she may now or hereafter own or receive, and agrees that the termination of his or her marital relationship with such Member for any reason shall not have the effect of removing any Units subject to the Agreement from the coverage thereof and that his or her awareness, understanding, consent and agreement is evidenced by his or her signature below.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

EXHIBIT D-1

Transferee	Transferee’s Spouse

Address:

AGREED TO on behalf of the Members of the Company pursuant to Section 7.9 of the Agreement.

GENESIS ENERGY, LLC

By:
Name:
Its:

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

EXHIBIT D-2

EXHIBIT E

SAMPLE DISTRIBUTION SCENARIO

The calculation of distribution payments provided below is based on a hypothetical distribution scenario:

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

EXHIBIT D-1

SCHEDULE I

SERIES A UNITHOLDERS

Members	Initial Series A Units	Initial Series A Contribution

Q GEI Holdings, LLC	56,766,790.79	$56,766,790.79
EIV Capital Fund LP	10,047,219.61	$10,047,219.61
James Ellis Davison	6,028,331.77	$6,028,331.77
Todd Allen Davison	6,028,331.77	$6,028,331.77
James Ellis Davison, Jr.	6,028,331.77	$6,028,331.77
Steven Kent Davison	6,028,331.77	$6,028,331.77
Grant E. Sims	6,530,692.75	$6,530,692.75
Robert V. Deere	2,009,443.92	$2,009,443.92
Sharilyn Smith Gasaway	1,004,721.96	$1,004,721.96

Total	100,472,196.10	$100,472,196.10

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

SCHEDULE I

SCHEDULE II

SERIES B UNITHOLDERS

Name	Series B-1 Units

Grant Sims	367
Steven Nathanson	200
Stephen Smith	100
Robert V. Deere	67
Karen Pape	33

TOTAL	767

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement

SCHEDULE II

SCHEDULE III

INITIAL DIRECTORS

Quintana Designees:

Donald L. Evans
Corbin J. Robertson III
William K. Robertson
Robert C. Sturdivant

Davison Designees:

James E. Davison
James E. Davison, Jr.
Sharilyn Smith Gasaway *

EIV Designee:

Carl Thomason *

Chief Executive Officer:

Grant E. Sims

* The EIV Entity and the Davison Group have waived their rights under this Agreement affording them the ability to appoint one Independent Director each on the Effective Date until such time a position on the Board becomes available.  The EIV Entity and the Davison Group have agreed that the EIV Designee and the Davison Designee noted above shall not appointed to the Board on the Effective Date, but will, if eligible, become Independent Directors at such time as a position on the Board is available.

Genesis Energy, LLC
Amended and Restated Limited Liability Company Agreement
SCHEDULE III